Exhibit 10.10

SUB-SUBLEASE AGREEMENT

This SUB-SUBLEASE AGREEMENT (“Sub-Sublease”) is made and entered into as of the 4th day of May, 2010 by and between BUSINESS ALLIANCE INSURANCE COMPANY, a California corporation (“Sub-Sublandlord”), and RESPONSYS, INC., a California corporation (“Sub-Subtenant”), with reference to the following recitals of fact:

RECITALS

A. FRANCISCO BAY OFFICE PARK, a California limited partnership, as landlord (“Landlord”), and THE GAP, INC., a Delaware corporation (successor-in-interest to GPS MANAGEMENT SERVICES, INC., a California corporation), as tenant (“Tenant”), entered into that certain Gap Standard Office Lease dated as of July 1, 1997 (“Master Lease”) whereby Landlord leased to Tenant all of the space (the “Master Premises”) in the building located at 900 Cherry Avenue, San Bruno, California (the “Building”), as more particularly described in the Master Lease, upon the terms and conditions contained therein. Sub-Subtenant acknowledges that it has received and reviewed a copy of the Master Lease which was delivered to Sub-Subtenant in connection with Sub-Subtenant’s sublease agreement with Tenant for space at the Building.

B. Tenant and Sub-Sublandlord entered into that certain Sublease Agreement dated as of October 21, 2005 (“Original Sublease”), as amended by that certain First Amendment to Sublease dated October 30, 2006 (the “First Amendment”) (the Original Sublease and First Amendment shall collectively be referred to herein as the “Sublease”), whereby Tenant subleased to Sub-Sublandlord a portion of the Master Premises consisting of approximately 10,546 rentable square feet of space located on the second floor of the Building (the “Subleased Premises”). A redacted copy of the Sublease is attached hereto as Exhibit A.

C. Sub-Sublandlord and Sub-Subtenant are desirous of entering into a Sub-Sublease Agreement for that portion of the Subleased Premises consisting of approximately 8,278 rentable square feet of space located on the second (2nd) floor of the Building, which is commonly known as Suite 218 (the “Sub-Sublease Premises”) on the terms and conditions hereafter set forth. The Sub-Sublease Premises is further depicted on Exhibit B attached hereto and incorporated herein by this reference.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the same meaning ascribed to them in the Sublease unless otherwise defined herein.

2. Demise; Measurement of Sub-Sublease Premises. Sub-Sublandlord hereby sub-subleases and demises to Sub-Subtenant and Sub-Subtenant hereby hires and sub-subleases from Sub-Sublandlord the Sub-Sublease Premises, upon and subject to the terms, covenants and conditions hereinafter set forth. Sub-Subtenant shall also have the non-exclusive right in common with Sub-Sublandlord and all other tenants of the Building to use the interior and exterior common areas of the “Premises”(as defined in the Master Lease), subject to and in accordance with the terms and conditions set forth in the Master Lease (including without limitation the Rules and Regulations set forth on Exhibit C thereto) and this Sub-Sublease. The parties agree that the measurement of the Sub-Sublease Premises shall be determined in accordance with the standards set forth in ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (the “BOMA Standard”).

3. Lease Term. The term of this Sub-Sublease (“Term”) shall commence on May 15, 2010 (“Sub-Sublease Commencement Date”) and end, unless sooner terminated as provided herein, on June 30, 2012 (“Sub-Sublease Expiration Date”). Sub-Subtenant acknowledges and agrees that no option to renew or extend beyond the Sub-Sublease Expiration Date is granted by this Sub-Sublease. If for any reason whatsoever Sub-Sublandlord does not deliver possession of the Sub-Sublease Premises to Sub-Subtenant on or before the Sub-Sublease Commencement Date, then Sub-Sublandlord shall not be liable for any loss or damage caused thereby or resulting therefrom, but Sub-Subtenant shall not be obligated to pay Rent until such time as Sub-Sublandlord can and does offer to deliver possession of the Sub-Sublease Premises to Sub- Subtenant. Notwithstanding the foregoing, if Sub-Sublandlord fails to deliver possession of the Sub-Sublease Premises to Sub-Subtenant by July 15, 2010 and such delay is not caused by any acts or omission of Sub-Subtenant, then Sub-Subtenant shall have the right to terminate this Sub- Sublease, provided that Sub-Subtenant delivers written notice to Sub-Sublandlord on or before July 31, 2010. In connection with the foregoing, this Sub-Sublease shall automatically terminate and be of no further force or effect from and after the date of Sub-Sublandlord’s receipt of such termination notice and thereafter Sub-Sublandlord shall promptly refund to Sub-Subtenant all monies paid and any deposits made by Sub-Subtenant to Sub-Sublandlord under this Sub- Sublease.

Provided that (i) this Sub-Sublease has been fully executed and delivered by Sub-Sublandlord and Sub-Subtenant, (ii) Sub-Subtenant has submitted to Sub-Sublandlord a certificate of the insurance coverage required of Sub-Subtenant under this Sub-Sublease and the Master Lease and (iii) Sub-Subtenant has delivered the Deposit required under Section 6 below and Base Rental required under Section 5 below upon Sub-Sublease execution to Sub-landlord, Sub-Sublandlord agrees to grant Sub-Subtenant non-exclusive access to the Sub- Sublease Premises by May 1, 2010 for the sole purpose of allowing Sub-Subtenant to install Sub- Subtenant’s initial improvements (which tenant improvements are more particularly described on Exhibit C and are hereafter referred to as the “Initial Tenant Improvements”), furniture, equipment and telecommunications and data systems (which shall be made in accordance with this Sub-Sublease and the Master Lease (including without limitation Article 6 thereof)), such period of time prior to the Sub-Sublease Commencement Date referred to herein as the “Early Access Period.” Sub-Sublandlord shall have the right to exclude Sub-Subtenant from the Sub-Sublease Premises at any time and for any duration during the Early Access Period if Sub-Subtenant’s activities in the Sub-Sublease Premises violate the terms of this Section. All of the provisions of this Sub-Sublease shall be applicable during the Early Access Period except for Sub-Subtenant’s obligation to pay Rent, which shall commence on the Sub-Sublease Commencement Date.

4. Use. Notwithstanding the provisions of Fundamental Lease Provision (r) of the Master Lease or the Sublease, the Sub-Sublease Premises shall be used and occupied by Sub-Subtenant for general office uses only and for no other purpose without the prior written consent of Sub-Sublandlord, which consent may be withheld in Sub-Sublandlord’s sole and absolute discretion. Sub-Subtenant’s use shall comply in all respects with the terms of the Master Lease, including without limitation, Article 5 of the Master Lease, and shall at all times be in full compliance with all Environmental Requirements (as defined and set forth in Section 30.11 of the Master Lease).

5. Subrental.

(a) Base Rental. Beginning on the Sub-Sublease Commencement Date and continuing each month thereafter during the Term of this Sub-Sublease and ending on the Sub- Sublease Expiration Date, Sub-Subtenant shall pay to Sub-Sublandlord base rent (“Base Rental”) in the amount of $12,003.10, per month. Concurrently with Sub-Subtenant’s execution and delivery of this Sub-Sublease, Sub-Subtenant shall pay to Sub-Sublandlord the Base Rental due from the Sub-Sublease Commencement Date through June 30, 2010.

(b) Proration. If the Sub-Sublease Commencement Date is not the first (1st) day of a month, a prorated installment of monthly Base Rental based on the actual number of days in such month shall be paid on the first day of the month in which the Sub-Sublease Commencement Date occurs.

(c) Additional Rent. Beginning with the Sub-Sublease Commencement Date and continuing to the Sub-Sublease Expiration Date, Sub-Subtenant shall pay to Sub-Sublandlord as additional rent for this subletting the cost and expense of all Additional Services (as defined in Section 10.2 of the Master Lease) incurred at the request of, or on behalf of, Sub-Subtenant with respect to the Sub-Sublease Premises, and all other additional expenses, costs and charges payable by Sub-Subtenant to Sub-Sublandlord under this Sub-Sublease. Base Rental and additional rent (including without limitation, late charges) shall hereinafter be collectively referred to as “Rent.”

(d) Operating Expenses and Taxes. Sub-Subtenant shall not be required to pay as additional rent Sub-Subtenant’s Share of the excess Operating Expenses as set forth in Section 5(d) of the Sublease and Article 4 of the Master Lease.

(e) Payment of Rent. Except as otherwise specifically provided in this Sub-Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first (1st) day of each and every month during the Term of this Sub-Sublease. All of said Rent is to be paid to Sub-Sublandlord at its office at One Park Avenue, Fifteenth floor, New York, NY 10016, Attn: Mr. John T. Hill, II, or at such other place or to such agent and at such place as Sub-Sublandlord may designate by written notice to Sub-Subtenant. Any additional rent payable on account of items which are not payable monthly by Sub-Sublandlord to Tenant under the Sublease is to be paid to Sub-Sublandlord on the earlier of (i) the date which is thirty (30) days of Sub-Subtenant’s receipt of a bill therefor or (ii) the date such items are payable by Sub-Sublandlord to Tenant under the Sublease, unless a different time for payment is expressly elsewhere stated herein.

(f) Late Charge. If Sub-Subtenant (i) fails to pay any installment of Base Rental, or any other recurring charges (collectively, “Recurring Charges”), within five (5) days after receipt of written notice from Sub-Sublandlord that the same is due, or (ii) fails to pay any other amount for which Sub-Subtenant is obligated under this Sub-Sublease within ten (10) days after receipt of Sub-Sublandlord’s invoice, then, Sub-Subtenant shall pay to Sub-Sublandlord an additional late charge equal to five percent (5%) of the total amount payable; provided, however, that if Sub-Subtenant fails twice in any calendar year to pay any Recurring Charge on the date the same is due, no such prior written notice shall be necessary and the late charge shall automatically and without notice apply to each successive Recurring Charge not paid on the date due during such calendar year. Sub-Subtenant acknowledges that late payments will cause Sub-Sublandlord to incur costs not contemplated by this Sub-Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sub-Sublandlord as a result of such late payment. Such late charge shall not be deemed a consent by Sub-Sublandlord to any late payment, nor a waiver of Sub-Sublandlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Sub-Sublandlord is entitled hereunder. In addition, all amounts payable by Sub-Subtenant to Sub-Sublandlord hereunder, exclusive of the late charge described above, if not paid when due, shall bear interest from the due date until paid at the Interest Rate (as defined in the Master Lease).

6. Security Deposit. Concurrently with Sub-Subtenant’s execution of this Sub-Sublease, Sub-Subtenant shall deposit with Sub-Sublandlord an amount equal to $12,003.10 (the “Deposit”) as security for the full and faithful performance of every provision of this Sub- Sublease to be performed by Sub-Subtenant. If Sub-Subtenant breaches any provision of this Sub-Sublease, including but not limited to the payment of Rent, Sub-Sublandlord may use all or any part of the Deposit for the payment of any Rent or any other sums in default, or to compensate Sub-Sublandlord for any other loss or damage which Sub-Sublandlord may suffer by reason of Sub-Subtenant’s default. If any portion of said Deposit is so used or applied, Sub- Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sub-Sublandlord in an amount sufficient to restore the Deposit to its original amount. Sub-Subtenant agrees that Sub-Sublandlord shall not be required to keep the Deposit in trust, segregate it or keep it separate from Sub-Sublandlord’s general funds but Sub-Sublandlord may commingle the Deposit with its general funds and Sub-Subtenant shall not be entitled to interest on such deposit. Within forty-five (45) days following the expiration or earlier termination of this Sub-Sublease, and provided there exists no default by Sub-Subtenant hereunder, the Deposit or any balance thereof shall be returned to Sub-Subtenant.

7. Signage. Subject to the terms of the Sublease and the Master Lease, including without limitation, the third paragraph of Article 21 thereof, and the provisions of this Section 7, Sub-Subtenant shall have the right, at Sub-Subtenant’s sole cost, to install (i) Sub-Subtenant’s name on the existing directory board in the main lobby of the Building and (ii) Building standard signage at the entrance to the Sub-Sublease Premises identifying Sub-Subtenant’s name. The signage provided on the directory board in the main lobby of the Building shall be installed, maintained and removed at Sub-Subtenant’s sole cost and expense. Except for the foregoing, Sub-Subtenant shall have no right to maintain Sub-Subtenant identification signs in any other location in, on, or about the Sub-Sublease Premises, the Building or surrounding property owned by Landlord. All aspects of the signage of Sub-Subtenant permitted pursuant to this Section 7, including without limitation, the location, size, design, color and other physical aspects thereof, shall be subject to Landlord’s, Tenant’s and Sub-Sublandlord’s prior written approval, which approval by Sub-Sublandlord shall not be unreasonably withheld, conditioned or delayed, and which approval by Landlord and Tenant shall be in accordance with the third paragraph of Article 21 of the Master Lease and the Sublease, as applicable. All signage shall also be subject to any covenants, conditions or restrictions encumbering the Sub-Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of any signage provided to Sub-Subtenant hereunder, including, without limitation, the installation, maintenance and removal thereof, shall be at Sub-Subtenant’s sole cost and expense. If Sub-Subtenant fails to maintain its sign, or if Sub-Subtenant fails to remove same upon the expiration or earlier termination of this Sub-Sublease and repair any damage caused by such removal, Sub-Sublandlord may do so at Sub-Subtenant’s expense and Sub-Subtenant shall reimburse Sub-Sublandlord for all actual costs incurred by Sub-Sublandlord to effect such removal.

8. Parking. Subject to the terms of the Master Lease, including without limitation, Article 26 of the Master Lease, Sub-Subtenant shall have the right, during the Term of this Sub-Sublease, to use up to twenty-five (25) parking spaces in the Parking Facility of the Building at no additional charge. All such parking privileges shall be on a non-assigned basis.

9. Condition of Premises; Alterations.

(a) Condition of Sub-Sublease Premises. Sub-Subtenant acknowledges that it is subleasing the Sub-Sublease Premises “as-is” and that Sub-Sublandlord is not making any representation or warranty concerning the condition of the Sub-Sublease Premises and that Sub-Sublandlord is not obligated to perform any work or provide any services to prepare the Sub-Sublease Premises for Sub-Subtenant’s occupancy. Notwithstanding the foregoing, Sub-Sublandlord shall, at its sole cost and in accordance with applicable building codes (i) separately demise the Subleased Premises from the Sub-Sublease Premises, (ii) construct one (1) exit door from the Sub-Sublease Premise’s kitchen to the corridor, if such is required by a building or a governmental code and/or at Tenant’s option; (iii) modify the light and HVAC thermostatic switches to provide Sub-Subtenant appropriate controls over light and HVAC systems on the Sub-Sublease Premises; and (iv) steam clean existing carpets (the foregoing items (i)-(iv) shall collectively be referred to herein as the “Sub-Sublandlord Work”. Sub-Sublandlord shall perform the Sub-Sublandlord Work in compliance with applicable laws and code. In addition, Sub-Sublandlord shall deliver the Sub-Sublease Premises to Sub-Subtenant in broom clean condition with all base building systems (including HVAC) serving the Sub-Sublease Premises in good working order. At Sub-Sublandlord’s sole cost and expense, Sub-Sublandlord shall perform such work or take such other action as may be reasonably necessary to place any deficient base building systems serving the Sub-Sublease Premises, which are brought to Sub-Sublandlord’s attention within sixty (60) days of delivery of the Sub-Sublease Premises to Sub- Subtenant, in good condition and repair within a reasonable time from Sub-Sublandlord’s receipt of Sub-Subtenant’s request for such repairs. Subject to the foregoing, by taking possession of the Sub-Sublease Premises and commencing business from the Sub-Sublease Premises, Sub-Subtenant shall be conclusively deemed to have accepted the Sub-Sublease Premises and to have waived all claims relating to the condition of the Sub-Sublease Premises.

(b) Alterations; Initial Tenant Improvements. Sub-Subtenant shall not make or perform any Alterations or improvements in or to the Sub-Sublease Premises without Sub-Sublandlord’s, Tenant’s and Landlord’s prior written consent. Sub-Sublandlord’s consent to any proposed Alterations or improvements by Sub-Subtenant to the Sub-Sublease Premises shall not be unreasonably withheld or delayed, but it shall not be considered unreasonable for Sub-Sublandlord to withhold its consent even if Tenant and Landlord has given its consent pursuant to the terms of the Master Lease and the Sublease, as applicable. Landlord’s and Tenant’s consent to Sub-Subtenant’s Alterations and improvements shall be governed by the terms and conditions set forth in the Master Lease and the Sublease, as applicable, as incorporated herein; provided, however, that Sub-Sublandlord acknowledges that it conceptually approves the plans for the Initial Tenant Alterations attached hereto as Exhibit C (with the understanding that the final construction plans and specifications for such improvements remain subject to Sub-Sublandlord’s, Tenant’s and Landlord’s approval). All Alterations (other than the Sub-Sublandlord Work) made by or on behalf of Sub-Subtenant shall be at Sub-Subtenant’s sole cost and expense, including without limitation, the cost of causing all such Alterations (including, the Initial Tenant Improvements) to be constructed in accordance with applicable laws and requirements of any appropriate governmental agency. As between Sub-Sublandlord and Sub- Subtenant and except as otherwise expressly provided herein, Sub-Sublandlord shall not be responsible for any upgrades to the Sub-Sublease Premises that are required by Applicable Laws (including, without limitation, the ADA) in connection with the construction of any improvements or modifications (including, the Initial Tenant Improvements) made to the Sub- Sublease Premises by or for the benefit of the Sub-Subtenant (except for any such upgrades in connection with the Sub-Sublandlord Work). Any upgrades to the Sub-Sublease Premises that are required by Applicable Laws (including, without limitation, the ADA) as a result of the construction of the Initial Tenant Alterations or any other alterations or modifications to the Sub- Sublease Premises made by or for the benefit of Sub-Subtenant shall be made and paid for by Sub-Subtenant.

(c) Any Alterations and improvements must be performed in accordance with the terms of the Master Lease, as incorporated herein, including Article 6 thereof, and the Sublease, and in such manner as may be required to avoid causing or contributing to any labor disturbance, in accordance with plans and specifications as are approved in advance by Sub-Sublandlord, Tenant and Landlord, and subject to such other reasonable conditions as Sub-Sublandlord may impose thereon, including but not limited to: (i) restricting the manner in which the work is to be performed so as to minimize any annoyance to or interference with the rights and operations of any other tenants or occupants of the Building; (ii) requiring Sub- Subtenant to provide builder’s risk, protective liability or other insurance; (iii) for any Alterations costing in excess of $50,000.00, in the aggregate, requiring a security deposit or additional security deposit from Sub-Subtenant for any Alterations (other than the Initial Tenant Alterations); or (iv) requiring Sub-Subtenant to provide to Landlord, Tenant and Sub-Sublandlord, at Sub-Subtenant’s sole cost and expense, lien and completion bonds to ensure Landlord, Tenant and Sub-Sublandlord against any liability for or damage or loss from liens and to ensure completion of the work for any Sub-Subtenant Alterations (other than the Initial Tenant Alterations) for any Alterations costing in excess of $50,000.00, in the aggregate or as otherwise required by Landlord or Tenant. The person selected by Sub-Subtenant to make any Alterations or improvements must be a reputable, duly licensed contractor and must first be approved in writing by Landlord, Tenant and Sub-Sublandlord. If any work outside the Sub-Sublease Premises, or any work on or adjustment to any Building Systems is required in connection with or as a result of Sub-Subtenant’s work, such additional work shall be performed at Sub- Subtenant’s expense by contractors approved by Sub-Sublandlord. Sub-Sublandlord’s right to review and approve (or withhold approval of) Sub-Subtenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Sub-Subtenant is intended solely to protect Sub-Sublandlord, the Building and Sub-Sublandlord’s interests. No approval or consent by Sub-Sublandlord shall be deemed or construed to be a representation or warranty by Sub-Sublandlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable laws or other requirements.

Sub-Subtenant shall deliver the Sub-Sublease Premises to Sub-Sublandlord on the Sub-Sublease Expiration Date or earlier termination of the Sub-Sublease in the condition required by the Master Lease (but in no event will Sub-Subtenant be required to remove any fixtures, improvements or Alterations existing in the Sub-Sublease Premises prior to delivery of possession of the Sub-Sublease Premises to Sub-Subtenant) and, notwithstanding any of the provisions of Article 6 of the Master Lease to the contrary, shall remove at Sub-Subtenant’s sole cost and expense any and all Alterations constructed by or for the benefit of Sub-Subtenant or any other improvements made by Sub-Subtenant, only if requested to do so by Landlord, Tenant or Sub-Sublandlord at the time Sub-Subtenant requests Sub-Sublandlord’s consent thereto, and repair any damage caused by such removal (provided that, unless otherwise required by Landlord or Tenant, Sub-Sublandlord shall not require Sub-Subtenant to remove the Initial Tenant Improvements to the extent such Initial Tenant Improvements are standard office improvements). Sub-Subtenant shall remove all of Sub-Subtenant’s personal property (including, without limitation, any workstations existing in the Sub-Sublease Premises as of the Commencement Date) from the Sub-Sublease Premises on or before the Sub-Sublease Expiration Date or earlier termination of this Sub-Sublease. Subject to all applicable laws, in the event that Sub-Subtenant shall fail to so remove its personal property, then any such personal property, shall, at the sole option of Sub-Sublandlord, automatically become the property of Sub-Sublandlord upon the Sub-Sublease Expiration Date or earlier termination of this Sub-Sublease, and thereafter Sub-Sublandlord may retain or dispose of in any manner the personal property not so removed without any liability whatsoever to Sub-Subtenant.

10. Incorporation of Terms of Master Lease and Sublease.

(a) This Sub-Sublease is subject and subordinate to the Master Lease and Sublease. Subject to the modifications set forth in this Sub-Sublease and except as set forth in subparagraph (b) below, the terms of the Master Lease and Sublease are incorporated herein by reference, and shall, as between Sub-Sublandlord and Sub-Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease and Sublandlord and Subtenant, respectively, under the Sublease) constitute the terms of this Sub-Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sub-Sublease, and only insofar as they apply to the Sub-Sublease Premises and not to the other portions of the Master Premises under the Master Lease or to the remaining portions of the Subleased Premises under the Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease or the Sublease and the terms and provisions of this Sub-Sublease, the terms and provisions of this Sub-Sublease shall govern. Sub-Subtenant acknowledges that it has reviewed the Master Lease and the Sublease and is familiar with the terms and conditions thereof.

(b) For the purposes of incorporation herein, the terms of the Sublease are subject to the following additional modifications:

(i) In all provisions of the Sublease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sub-Sublease) requiring the approval or consent of Landlord and/or Tenant, Sub-Subtenant shall be required to obtain the approval or consent of Sub-Sublandlord, Tenant and Landlord.

(ii) In all provisions of the Sublease requiring Sub-Sublandlord to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Sub-Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to Landlord, Tenant and Sub-Sublandlord.

(iii) The following provisions of the Sublease are specifically excluded and are not incorporated into and made a part of this Sub-Sublease: Sections 2. 3, 5(a), (d), (e), 6, 8, 16) and 20 of the Original Sublease and the entirety of the First Amendment.

(iv) Sub-Sublandlord shall have no obligation to restore or rebuild any portion of the Sub-Sublease Premises after any destruction or taking by eminent domain that Landlord is obligated to restore under the Master Lease; it being understood, however, that Sub-Subtenant shall have the right to terminate this Sub-Sublease by written notice to Sub-Sublandlord if the Sub-Sublease Premises (excluding any Alterations to the Sub-Sublease Premises made by Sub-Subtenant) are not restored to substantially their prior condition (within the time frames required under the Master Lease) following any such destruction or taking by eminent domain.

11. Sub-Subtenant’s Obligations; Sub-Subtenant Indemnification. Sub-Subtenant covenants and agrees that all obligations of Sub-Sublandlord (other than the obligation to pay rent) under the Sublease (except to the extent that such obligations accrued prior to the delivery of the Sub-Sublease Premises and remain unperformed) shall be done or performed by Sub-Subtenant with respect to the Sub-Sublease Premises, except as otherwise provided by this Sub-Sublease, and Sub-Subtenant’s obligations shall run to Sub-Sublandlord, Tenant and Landlord as Sub-Sublandlord may determine to be appropriate or be required by the respective interests of Sub-Sublandlord, Tenant and Landlord. Sub-Subtenant expressly agrees that all of the indemnifications of Sub-Subtenant made pursuant to the Sublease and the Master Lease, including without limitation, the indemnification by Sub-Subtenant set forth in Section 12.2 (Sub-Subtenant’s general indemnification) and Section 30.11(5) (Sub-Subtenant’s Environmental Losses indemnification) of the Master Lease, shall run to and be for the benefit of, the Landlord Parties (as defined in Section 30.11(5) of the Master Lease), Tenant and its officers, directors, shareholders, employees and agents and Sub-Sublandlord and its officers, directors, shareholders, employees and agents. In addition, Sub-Subtenant agrees to indemnify Sub-Sublandlord and its officers, directors, shareholders, employees and agents, and hold them harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of (i) Sub-Subtenant’s failure to perform, observe or pay any of Sub-Sublandlord’s obligations under the Sublease which, as a result of this Sub-Sublease, became an obligation of Sub-Subtenant, and (ii) any breach of the terms of the Sublease or this Sub-Sublease by Sub-Subtenant or any of Sub-Subtenant’s employees, agents, contractors, licensees, assignees, sublessees, transferees, representatives, guests, customers, or invitees. Sub-Sublandlord agrees to indemnify Sub-Subtenant and its officers, directors, shareholders, employees and agents, and hold them harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of (a) Sub-Sublandlord’s failure to perform, observe or pay any of Sub-Sublandlord’s obligations under the Sublease which are not expressly incorporated herein as an obligation of Sub-Subtenant, and (b) any breach of the terms of the Sublease or this Sub-Sublease by Sub-Sublandlord or any of Sub-Sublandlord’s employees, agents, contractors, licensees, assignees, sublessees, transferees, representatives, guests, customers, or invitees. If Sub-Subtenant or Sub-Sublandlord makes any payment to the other pursuant to this indemnity, the paying party shall be subrogated to the rights of non-paying party concerning said payment. The provisions of this paragraph shall survive the expiration or earlier termination of this Sub-Sublease.

Sub-Subtenant shall not do, nor permit to be done, any act, omission or thing which is, or with notice or the passage of time would be, a default under this Sub-Sublease, the Sublease or the Master Lease, specifically including, without limitation, any act, omission or thing which would violate the terms of Section 30.11 of the Master Lease regarding the Tenant’s covenants and obligations with respect to Hazardous Materials and compliance with Environmental Requirements. Without in any way limiting the provisions of the Master Lease or Sublease which are applicable to Sub-Subtenant, Sub-Subtenant hereby specifically agrees that no Hazardous Materials shall be installed, handled, generated, stored, disposed of, discharged, released, abated, removed, transported, or used or handled in any way in, on, or about the Sub-Sublease Premises by Sub-Subtenant or any Sub- Subtenant Party (the foregoing referred to in this subparagraph as “Handling by Sub-Subtenant”) without Sub-Sublandlord’s prior written consent, which consent may be granted or withheld in Sub-Sublandlord’s sole and absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, may be used in and stored at the Sub-Sublease Premises without Sub-Sublandlord’s prior written consent, provided that Sub-Subtenant’s activities at or about the Sub-Sublease Premises and the foregoing Handling by Sub-Subtenant of all Hazardous Materials shall comply at all time with all Environmental Requirements. Sub-Subtenant acknowledges and agrees that Sub-Subtenant’s violation of any of the foregoing provisions regarding the Handling by Sub-Subtenant of Hazardous Materials or a violation of any of the provisions of Section 30.11 of the Master Lease shall constitute a material default under the Sub-Sublease and shall give rise to all of Sub-Sublandlord’s rights and remedies under the Sub-Sublease and under applicable law.

        [illegible]                     Sub-Subtenant’s Initials

12. Sub-Sublandlord’s Obligations. Sub-Sublandlord agrees that Sub-Subtenant shall be entitled to receive all utilities, services and repairs provided by Landlord under the Master Lease with respect to the Sub-Sublease Premises. Sub-Subtenant shall look solely to Landlord for all such utilities, services and repairs, and shall not, under any circumstances, seek nor require Sub-Sublandlord to perform or provide any of such utilities, services or repairs, nor shall Sub-Subtenant make any claim upon Sub-Sublandlord for any damages which may arise by reason of Landlord’s default under the Master Lease; provided, however, that upon written notice from Sub-Subtenant to Sub-Sublandlord that Landlord has failed to provide or perform any utilities, services or repairs required of Landlord under the Master Lease, or other obligations of Landlord under the Master Lease which affect the use and enjoyment of the Sub-Sublease Premises by Sub-Subtenant, Sub-Sublandlord agrees to use commercially reasonable efforts, at Sub-Subtenant’s sole cost, to cause Landlord to cure or correct such failure as soon as reasonably practicable. Sub-Subtenant shall have no right to cure any default by Sub-Sublandlord under the Sublease or this Sub-Sublease. Sub-Sublandlord shall not amend or modify the Sublease in any way so as to materially or adversely affect Sub-Subtenant or its interest hereunder, materially increase Sub-Subtenant’s obligations hereunder or materially restrict Sub-Subtenant’s rights hereunder, without the prior written consent of Sub-Subtenant.

Unless Sub-Subtenant first obtains the written consent of Sub-Sublandlord (which shall not be unreasonably withheld or delayed) and Tenant, Sub-Subtenant shall not have the right to arrange directly with Landlord to perform any Alterations or improvements to the Sub-Sublease Premises, or to obtain any services, utilities or repairs, other than customary and routine services which currently are being provided by Landlord to the Sub-Sublease Premises. Any condition resulting from a default by Landlord or Tenant shall not constitute as between Sub-Sublandlord and Sub-Subtenant an eviction, actual or constructive, of Sub-Subtenant, and no such default shall excuse Sub-Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sub-Sublease, or entitle Sub-Subtenant to receive any reduction in or abatement of the Rent provided for in this Sub-Sublease. In furtherance of the foregoing, Sub-Subtenant does hereby waive any cause of action and any right to bring any action against Sub-Sublandlord by reason of any act or omission of Landlord under the Master Lease or Tenant under the Sublease, as applicable. Notwithstanding the foregoing, if due to a casualty, condemnation, interruption of services or utilities affecting the Sub-Sublease Premises, or any other reason, the rental amounts payable by Sub-Sublandlord to Tenant under the Sublease are abated or reduced with respect to the Sub-Sublease Premises, then the Rent payable by Sub-Subtenant hereunder shall likewise be proportionately abated or reduced. Subject to Sub-Sublandlord’s rights and remedies under the Sublease, Sub-Sublandlord covenants and agrees with Sub-Subtenant that Sub-Sublandlord will pay all fixed rent and additional rent payable by Sub-Sublandlord pursuant to the Sublease and otherwise perform all of the obligations of Sub-Sublandlord under the Sublease to the extent that failure to perform the same would adversely affect Sub-Subtenant’s use or occupancy of the Sub-Sublease Premises.

13. Default by Sub-Subtenant.

(a) Each of the following shall be an “Event of Default” by Sub-Subtenant and a material breach of the provisions of this Sub-Sublease: if Sub-Subtenant (i) fails to pay in full any amounts owed under this Sub-Sublease on the date due and such failure continues for more than three (3) days after Sub-Subtenant’s receipt of a written notice of delinquency from Sub-Sublandlord; or (ii) fails to perform any other obligation, term, covenant or condition of this Sub-Sublease, the Sublease or of the Master Lease which pursuant to this Sub-Sublease is the obligation of the Sub-Subtenant, and such failure continues for more than thirty (30) days after receiving notice thereof from Sub-Sublandlord, unless the same cannot reasonably be cured within said thirty (30)-day period, in which event Sub-Subtenant shall not be deemed in default if Sub-Subtenant commences to cure within 30 days and thereafter diligently prosecutes such cure to completion, or (iii) commits any act or omission, or allows to be committed any act or omission, which constitutes an “Event of Default” with respect to any of the terms, obligations, covenants or conditions under the Master Lease applicable to the Tenant or under the Sublease applicable to Sub-Sublandlord under the Sublease. Upon the occurrence of any Event of Default by Sub-Subtenant, Sub-Sublandlord may, at Sub-Sublandlord’s option, without any further demand or notice, in addition to any other remedy or right, given hereunder or by law, do any of the following:

(i) Subject to all applicable legal due process requirements, re-enter the Sub-Sublease Premises, take possession thereof, eject all persons therefrom using all necessary force to do so, and, with or without re-entry, declare this Sub-Sublease at an end, in which event Sub-Subtenant shall, in accordance with California Civil Code Section 1951.2 (or any successor statute, pay Sub-Sublandlord a sum of money equal to the worth at the time of award of the aggregate of (1) the unpaid rent which had been earned at the time of termination, (2) the amount by which (i) the unpaid rent which would have been earned after termination until the time of award by the Court having jurisdiction thereof exceeds (ii) the amount of such rental loss that the Sub-Subtenant proves could have been reasonably avoided by Sub-Sublandlord, (3) the amount by which (i) the unpaid rent for the balance of the Term after the time of the award exceeds (ii) the amount of such rental loss that Sub-Subtenant proves could reasonably be avoided, and (4) all other amounts necessary to compensate Sub-Sublandlord for all the detriment proximately caused by Sub-Subtenant’s default or which in the ordinary course of things would be likely to result therefrom, including actual or anticipated costs of releasing the Sub-Sublease Premises. The amounts covered by items (1) and (2) shall be computed by allowing interest at the Interest Rate described in the Master Lease. The worth at the time of award of the amount described in (3) shall be discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

(ii) In accordance with California Civil Code Section 1951.4 (or any successor statute), Sub-Subtenant acknowledges that this Sub-Sublease shall continue in effect for so long as Sub-Sublandlord does not elect to terminate the Sub-Sublease in accordance with item (i) above. Without termination of Sub-Subtenant’s right to possession of the Sub-Sublease Premises, Sub-Sublandlord shall have the right to collect, by action or otherwise, each installment of Base Rental or other sum as the same becomes due and payable, which rent or other sum shall bear interest at the Interest Rate from the date when due until paid, or enforce, by action or otherwise, any other term or covenant of this Sub-Sublease, Sublease or the Master Lease. Acts of maintenance, preservation or efforts to lease the Sub-Sublease Premises, or the appointment of a receiver upon application of Sub-Sublandlord to protect Sub-Sublandlord’s interest under this Sub-Sublease, shall not constitute an election by Sub-Sublandlord to terminate Sub- Subtenant’s right to possession. In addition to its other rights under this Sub-Sublease, Sub-Sublandlord has the remedy described in California Civil Code Section 1951.4 (Sub-Sublandlord may continue the Sub-Sublease in effect after Sub-Subtenant’s breach and abandonment and recover Base Rental and other amounts as they become due, if Sub- Subtenant has the right to sublet or assign, subject only to reasonable limitations).

(b) Sub-Sublandlord, when exercising any right of re-entry set forth above, and subject to all legal due process requirements, may remove all Sub-Subtenant’s property from the Sub-Sublease Premises, and such property may be stored by Sub-Sublandlord in a public warehouse or elsewhere at the sole cost and for the account of Sub-Subtenant. If Sub-Sublandlord does not elect to store any or all of Sub-Subtenant’s property left in the Sub-Sublease Premises, Sub-Sublandlord may consider such property to be abandoned by Sub-Subtenant, and Sub-Sublandlord may thereupon dispose of such property in any manner deemed appropriate by Sub-Sublandlord. Any proceeds realized by Sub-Sublandlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Sub-Subtenant’s outstanding obligations to Sub-Sublandlord under this Sub-Sublease (and any balance remaining after satisfaction of all obligations of Sub-Subtenant under this Sub- Sublease shall be delivered to Sub-Subtenant). Notwithstanding any reletting by Sub-Sublandlord without termination of this Sub-Sublease allowed above and by law, Sub-Sublandlord may at any time thereafter elect to terminate this Sub-Sublease for any such previous breach. Sub-Sublandlord’s right of entry shall include the right to remodel the Sub- Sublease Premises and re-let the Sub-Sublease Premises. All costs incurred in such entry and re- letting shall be paid by Sub-Subtenant.

(c) If an Event of Default occurs, Sub-Sublandlord may perform such covenant or condition at its sole option. All costs incurred by Sub-Sublandlord in so performing shall immediately be reimbursed to Sub-Sublandlord by Sub-Subtenant.

(d) The rights and remedies of Sub-Sublandlord set forth herein are not exclusive, and Sub-Sublandlord may exercise any other right or remedy available to it under this Sub-Sublease, the Sublease and/or the Master Lease, at law, or in equity.

14. Quiet Enjoyment. So long as Sub-Subtenant pays all of the Rent due hereunder and performs all of Sub-Subtenant’s other obligations hereunder, subject to all applicable notice and cure provisions, Sub-Subtenant shall have the right to peaceably and quietly have, hold and enjoy the Sub-Sublease Premises as against Sub-Sublandlord.

15. Notices. Sub-Subtenant agrees, with respect to the Sub-Sublease Premises, to comply with and remedy any default in this Sub-Sublease, the Sublease or the Master Lease which is Sub-Subtenant’s obligation to cure, within the period allowed to Sub-Sublandlord under the Sublease. Sub-Sublandlord shall forward to Sub-Subtenant, promptly upon receipt thereof by Sub-Sublandlord, a copy of each notice of default received by Sub-Sublandlord in its capacity as Subtenant under the Sublease or from any governmental authorities which affects the Sub- Sublease Premises. Sub-Subtenant agrees to forward to Sub-Sublandlord, promptly upon receipt thereof, copies of any notices received by Sub-Subtenant from Tenant, Landlord or from any governmental authorities which affect the Sub-Sublease Premises. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received, with the exception that any notice received on a Saturday, Sunday or legal holiday shall not be deemed received until the next business day.

Notices to Sub-Sublandlord shall be sent to the attention of:

Business Alliance Insurance Company

One Park Avenue, Fifteenth Floor

New York, NY 10016

Attn:

With a copy to:

Business Alliance Insurance Company

11755 Wilshire Blvd, Suite 1850

Los Angeles, California 90025-1569

Attn:

Notices to Sub-Subtenant shall be sent to the attention of:

Responsys, Inc.

900 Cherry Avenue, 5th Floor

San Bruno, California 94066

Attn: Chief Financial Officer

16. Broker. Sub-Sublandlord and Sub-Subtenant acknowledge that Colliers International. (“Colliers”) represented Sub-Sublandlord in this transaction and that Cassidy Turley BT Commercial (“BT”) represented Sub-Subtenant in this transaction. Sub-Sublandlord shall pay all commissions due to Colliers and BT pursuant to separate agreements between Sub-Sublandlord and Colliers and BT. Each party represents and warrants to the other that it has had no dealings with any other brokers, finders, or agents who might be entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Sub-Sublease other than Colliers and BT. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

17. Consent of Landlord. Article 11 of the Master Lease requires Tenant to notify Landlord of its intention to enter into a sublease and in some cases to obtain the prior consent of Landlord to a sublease and Section 19 of the Sublease requires Sub-Sublandlord to obtain Tenant’s consent to a sublease. Sub-Sublandlord shall notify Tenant and Landlord of Sub-Sublandlord’s intent to enter into this Sub-Sublease and make all commercially reasonable efforts to obtain Tenant’s and Landlord’s consent (if and to the extent required by the Master Lease and Sublease) thereto within thirty (30) days of the full execution of this Sub-Sublease. Sub-Subtenant acknowledges that this Sub-Sublease will be of no force and effect in the event Tenant and Landlord’s consent is required and Tenant and Landlord do not consent to this Sub-Sublease; provided, however, that in such event, if Tenant and Landlord (if applicable) do not give their consent to this Sub-Sublease for any reason whatsoever within thirty (30) days after the date hereof, then Sub-Subtenant may as its sole and exclusive remedy and Sub-Sublandlord may in its sole discretion elect to terminate this Sub-Sublease by written notice, with no liability to the other whereupon Sub-Sublandlord shall promptly return to Sub-Subtenant all monies paid and any deposits made by Sub-Subtenant to Sub-Sublandlord under this Sub-Sublease and this Sub-Sublease shall thereupon be deemed null and void and of no effect (except for those provisions expressly stated herein to survive a termination).

18. Termination of the Master Lease or Sublease. If for any reason the term of the Sublease or Master Lease, as applicable, shall terminate prior to the Sub-Sublease Expiration Date pursuant to the terms of the Sublease existing as of the date of this Sub-Sublease, this Sub-Sublease shall automatically be terminated. Sub-Sublandlord shall not be liable to Sub-Subtenant by reason of such termination unless said termination shall have been caused by the default of Sub-Sublandlord under the Sublease or this Sub-Sublease, and said Sub-Sublandlord default was not as a result of a Sub-Subtenant default hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Sub-Sublease, the Sublease or the Master Lease, Sub-Sublandlord shall not voluntarily terminate the Sublease during the Term of this Sub- Sublease without the consent of Sub-Subtenant except in connection with the exercise of any termination rights provided to Sub-Sublandlord under the Sublease.

19. Assignment and Subletting.

(a) Sub-Subtenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, assign, sublease, encumber, pledge or otherwise transfer or hypothecate all or any part of the Sub-Sublease Premises or Sub-Subtenant’s interests in, to or under this Sub-Sublease (collectively, a “transfer”) without the prior written consent of Sub-Sublandlord, which consent shall not be unreasonably withheld and the prior written consent of Tenant and Landlord pursuant to the terms of the Master Lease and Sublease. Any such transfer by Sub-Subtenant without Sub-Sublandlord’s, Tenant’s and Landlord’s prior written consent shall be void and shall constitute a material Event of Default by Sub-Subtenant. Sub-Subtenant shall advise Sub-Sublandlord by written notice of (i) Sub-Subtenant’s intent to assign this Sub-Sublease or Sub-Sublease all or a portion of the Sub-Sublease Premises, or make any other transfer, (ii) the name of the proposed assignee, sublessee or transferee and evidence reasonably satisfactory to Sub-Sublandlord that such proposed assignee, sublessee or transferee is comparable in reputation, stature and financial condition to tenants then leasing comparable space in Comparable Buildings (as defined in General Conditions “B” of the Master Lease) , and (iii) all of the material terms of the proposed assignment, sublease or transfer. Sub-Sublandlord shall, within thirty (30) days of receipt of such notice, and any additional information requested by Sub-Sublandlord concerning the proposed assignee’s, subtenant’s or transferee’s financial responsibility, elect one of the following:

(i) Consent to such proposed assignment, sublease or transfer;

(ii) Refuse such consent, which refusal shall be on reasonable grounds that are set forth with reasonable particularity in a written notice from Sub-Sublandlord to Sub-Subtenant.

(iii) Elect to terminate the Sub-Sublease with respect to that portion of the Sub-Sublease Premises which would have been demised under the proposed sublease,

assignment or transfer (as of the effective date of the proposed sublease, assignment or transfer), but only if such portion is in excess of fifty percent (50%) of the Sub-Sublease Premises; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein, if Sub-Sublandlord elects to terminate, Sub-Subtenant shall have the right to revoke its proposed sublease, assignment or transfer by written notice to Sub-Sublandlord given within five (5) days after Sub-Subtenant’s receipt of SubSublandlord’s election notice, in which event the proposed sublease, assignment or transfer shall be deemed null and void and this Sub-Sublease shall remain in full force and effect. If Sub-Sublandlord elects to terminate, and such election is not timely revoked by Sub-Subtenant, Sub-Sublandlord shall notify Sub-Subtenant of the date upon which Sub-Subtenant shall surrender the Sub-Sublease Premises to Sub-Sublandlord, in whole or in part, as the case may be, which date shall not be earlier than the date fixed by Sub-Subtenant for the commencement of the proposed subletting assignment, or transfer nor more than thirty (30) days after such effective date. If Sub-Sublandlord accepts a surrender of less than the entire Sub-Sublease Premises, the rent for the remainder of the term of this Sub-Sublease shall be prorated by Sub-Sublandlord based on the proportion of the total area of the Sub-Sublease Premises remaining to the total area demised to Sub- Subtenant pursuant to the Sub-Sublease prior to such surrender.

(b) In the event that Sub-Subtenant requests Sub-Sublandlord’s consent to an assignment, sublease or other transfer under the provisions of this Section 19, Sub-Subtenant shall pay to Sub-Sublandlord, concurrently with Sub-Sub-Subtenant’s request for Sub-Sublandlord’s consent, an amount equal to $500.00 for Sub-Sublandlord’s processing costs and reasonable out of pocket attorneys’ fees incurred in giving such consent, as well as any amounts required to be paid by Sub-Sublandlord to Tenant and/or Landlord in connection with same which shall be paid two (2) business days prior to the date such amounts are to be paid to Tenant or Landlord, as applicable. Notwithstanding any permitted assignment, sublease, or other transfer, Sub-Subtenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Sub-Subtenant under the Sub-Sublease and for compliance with all obligations under the terms, provisions and covenants of the Sub-Sublease. In the event of any assignment, sublease, or other transfer, Sub-Subtenant agrees to pay to Sub-Sublandlord fifty percent (50%) of the amount by which all sums and other economic consideration payable to Sub-Subtenant in connection with the assignment, sublease or transfer exceed the Rent payable by Sub-Subtenant to Sub-Sublandlord under this Sub-Sublease (or a proportionate amount thereof representing the portion of the Sub-Sublease Premises subject to the Sub-Sublease, assignment or other transfer if less than the entire Sub-Sublease Premises is affected), after deducting brokerage commissions, marketing costs, rental concessions and reasonable legal fees actually incurred and paid by Sub-Subtenant in connection with the assignment, sublease or transfer.

(c) Sub-Sublandlord shall have the right to sell, encumber, transfer and/or assign all of its rights and obligations under this Sub-Sublease or the Sublease.

(d) No consent by Sub-Sublandlord to any assignment, sublease or other transfer by Sub-Subtenant shall relieve Sub-Subtenant of any obligation to be performed by Sub-Subtenant under this Sub-Sublease, whether arising before or after the assignment, sublease or other transfer. The consent by Sub-Sublandlord to any assignment, sublease or other transfer shall not relieve Sub-Subtenant from the obligation to obtain Sub-Sublandlord’s, Tenant’s and Landlord’s express written consent to any other or further assignment, sublease or other transfer. The acceptance of rent by Sub-Sublandlord from a proposed assignee, sublessee or other transferee shall not constitute consent to such assignment, sublease or transfer.

(e) Notwithstanding the foregoing or anything to the contrary contained herein, Sub-Subtenant may assign this Sub-Sublease or sublet all or any portion of the Sub-Sublease Premises, without the requirement of any consent by Sub-Sublandlord (but subject to Landlord’s and Tenant’s consent if and to the extent required under the Master Lease or Sublease, as applicable), recapture or payment of excess rent, to any successor corporation to Sub-Subtenant by way of merger, consolidation or other corporate reorganization, or to any parent, subsidiary or affiliate of Sub-Subtenant, or to any party acquiring all or substantially all of Sub-Subtenant’s assets or stock, or to any entity with whom Sub-Subtenant is undertaking or will undertake a joint venture or similar joint research and development, marketing, distribution, sales or development project at the Sub-Sublease Premises (collectively, “Permitted Transferees”, individually, “Permitted Transferee”).

(f) Sub-Subtenant immediately and irrevocably assigns to Sub-Sublandlord, as security for Sub-Subtenant’s obligations under this Sub-Sublease, all rent and other payments and consideration from any subletting or any other transfers of the Sub-Sublease Premises and Sub-Sublandlord, as assignee and as attorney-in-fact for Sub-Subtenant for purposes hereof, or a receiver for Sub-Subtenant appointed on Sub-Sublandlord’s application, may collect such rents and other payments and consideration and apply the same toward Sub-Subtenant’s obligations under this Sub-Sublease, except that, until the occurrence of an Event of Default by Sub- Subtenant, Sub-Subtenant shall have the right and license to collect all such rents, payments and other consideration.

20. Intentionally Omitted.

21. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sub-Sublease and this Sub-Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sub-Sublandlord to Sub-Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sub-Sublease. This Sub-Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sub-Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sub-Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sub-Sublease.

22. Limitation of Estate. Sub-Subtenant’s estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sub-Sublandlord by Tenant.

In the event Sub-Sublandlord is prevented from performing any of its obligations under this Sub-Sublease by a breach of Tenant under the Sublease, then Sub-Sublandlord’s sole obligations in regard to its obligation under this Sub-Sublease shall be to (1) use commercially reasonable efforts in pursuing the correction or cure by Tenant of Tenant’s breach under the Sublease or (ii) exercise any self-help remedies expressly provided to Sub-Sublandlord under the Sublease to the extent (a) requested by Sub-Subtenant, (b) such breach by Tenant under the Sublease which continues beyond the expiration of any applicable notice and cure period expressly provided under the Sublease, materially and adversely impairs Sub-Subtenant’s ability to use the Sub-Sublease Premises or any material portion thereof for the operation of its business pursuant to the terms of this Sub-Sublease, or (c) poses a material and imminent risk to the health or safety of persons.

23. Insurance. Sub-Subtenant shall be obligated to procure each policy of insurance required under the terms of the Sublease and each such policy of liability insurance shall name Sub-Sublandlord, Tenant and Landlord, and, if specific names are supplied to Sub-Subtenant, their partners, directors, officers, property managers and mortgagees as additional insureds provided, however, Sub-Sublandlord shall not require Sub-Subtenant to procure any earthquake sprinkler leakage coverage to the extent such requirement is expressly waived by Landlord and Tenant. All policies of insurance required of Sub-Subtenant shall be written as primary policies, not contributing with or supplemental to insurance Sub-Sublandlord may carry. The covenants, obligations and indemnities of Sub-Subtenant under this Sub-Sublease shall not be affected, reduced or diminished in any way due to the availability or adequacy of insurance proceeds. Prior to taking occupancy of the Sub-Sublease Premises, Sub-Subtenant shall provide Sub-Sublandlord a certificate of insurance evidencing that the insurance required to be carried by Sub-Subtenant pursuant to the terms of this Sub-Sublease is in full force and effect and the premiums therefor have been paid.

24. Approval or Consent. Wherever in this Sub-Sublease provision is made for the approval or consent of any party hereto, then, unless expressly provided otherwise, such approval or consent shall not be unreasonably withheld, delayed or conditioned. Unless otherwise expressly set forth in this Sub-Sublease, the party whose approval or consent has been requested shall notify the other party in writing of its approval or disapproval of such request within twenty (20) days after receipt of the request. If the party whose approval or consent has been requested fails to notify the other party of its approval or disapproval within twenty (20) days after receipt of the request and continues to fail to notify the other party of its approval or disapproval within ten (10) days after receipt of a copy of the original request and a notice containing verbatim the following: “If you fail to respond to this request within ten (10) days of your receipt of this notice, your request shall automatically be deemed to have been approved in accordance with the Sub-Sublease”, then the request shall automatically be deemed to have been approved.

25. Disputes and Waiver of Right to Jury Trial.

(a) If either party brings an action against the other to enforce or interpret the terms of this Sub-Sublease or otherwise arising out of or in connection with this Sub-Sublease, the prevailing party in such action shall be entitled to its costs of suit and reasonable attorney’s fees and costs. The term “prevailing party” means that party, as plaintiff or defendant, who substantially prevails against the other party. Notwithstanding the foregoing, if a written offer of compromise made by either party is not accepted by the other party within thirty (30) days after receipt and the party not accepting such offer fails to obtain a more favorable judgment, the non-accepting party shall not be entitled to recover its costs of suit and reasonable attorney’s fees and costs (even if it is the prevailing party) and shall be obligated to pay the costs of suit and reasonable attorney’s fees and costs incurred by the offering party.

(b) With respect to any legal action or litigation arising out of or in connection with this Sub-Sublease, the parties hereby expressly waive any and all rights to a trial by jury. The parties acknowledge that the waiver of the right to a trial by jury is a substantial relinquishment of a known right and it is the intent of the parties that the court be the sole arbiter of any legal action. The parties and the parties’ agents expressly waive any claims, and shall not be awarded any judgments, for consequential, special, punitive or similar-type damages.

    [illegible]                 Sub-Subtenant Initial         [illegible]             Sub-Sublandlord Initial

26. Choice of Law. Irrespective of the place of execution or performance, this Sub-Sublease shall be governed by and construed in accordance with the laws of the State of California.

27. Waiver of Subrogation. Notwithstanding anything herein to the contrary, Sub-Sublandlord and Sub-Subtenant each release and waive its rights of recovery against the other (on behalf of itself, its insurance carriers and all parties claiming under or through it) for any claims and demands for damage, loss or destruction (including loss of rents) insured (or self-insured by Sub-Sublandlord) or required to be insured in the property policies required under the Sublease or this Sub-Sublease. If one party’s insurance carrier prohibits waiver of subrogation, then each party’s release and waiver shall become null and void as each waiver is given in consideration for the other.

28. Sub-Sublandlord’s Representations. In addition to any other representations of Sub-Sublandlord in this Sub-Sublease, Sub-Sublandlord represents and warrants with respect to the Sub-Sublease Premises that: (i) the Sublease is in full force and effect and to Sub-Sublandlord’s knowledge, as of the date hereof, there exists under the Sublease no default or event of default by either Tenant or Sub-Sublandlord, nor, to Sub-Sublandlord’s knowledge, has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; (ii) to Sub-Sublandlord’s knowledge, as of the date hereof, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sub-Sublandlord or against Tenant or third parties which could, in the aggregate, adversely affect the Sub-Sublease Premises or any part thereof or the ability of Sub-Sublandlord or Tenant to perform their respective obligations under the Sublease and Sub- Sublease; (iii) Exhibit A to this Sub-Sublease is a full and complete copy of the Sublease in redacted form; (iv) to Sub-Sublandlord’s knowledge, (a) no Hazardous Materials are present in, on or under the Sub-Sublease Premises or the soil, surface water or groundwater thereof in violation of any applicable Environmental Requirements and (b) no action, proceeding or claim is pending or threatened regarding the Sub-Sublease Premises concerning any Hazardous Materials or pursuant to any Environmental Requirements; and (v) the person or persons executing this Sub-Sublease for Sub-Sublandlord are fully authorized to so act and no other action is required to bind Sub-Sublandlord to this Sub-Sublease.

28. Sub-Subtenant’s Representations. In addition to any other representations of Sub-Subtenant in this Sub-Sublease, Sub-Subtenant represents and warrants with respect to the Sub-Sublease Premises that the person or, persons executing this Sub-Sublease for Sub-Subtenant are fully authorized to so act and no other action is required to bind Sub-Subtenant to this Sub-Sublease.

29. Furniture. During the Term of this Sub-Sublease, Sub-Subtenant shall have the right to use the furniture, fixtures and equipment currently existing in the Sub-Sublease Premises, as more particularly identified in Exhibit D attached hereto (the “FF&E”). Sub- Subtenant shall accept the FF&E in its currently existing “as-is” condition and Sub-Sublandlord makes no representation or warranty regarding the condition of the FF&E or its suitability for Sub-Subtenant’s intended use. Sub-Subtenant shall be responsible for insuring and repairing any damage to the FF&E and for replacing any lost or stolen items of FF&E. Upon the expiration of the Term of this Sub-Sublease, Sub-Subtenant will become the owner of the FF&E ; provided that if the Sub-Sublease is terminated early as a result of Sub-Subtenant’s default or otherwise pursuant to the terms of this Sub-Sublease, the FF&E shall remain the sole property of Sub-Sublandlord and Sub-Subtenant shall surrender the same to Sub-Sublandlord at the earlier termination of this Sub-Sublease in the condition received by Sub-Subtenant as of the Sub- Sublease Commencement Date, ordinary wear and tear excepted.

30. Consents. Sub-Subtenant’s obligations under this Sub-Sublease are conditioned upon Sub-Sublandlord’s obtaining for the benefit of Sub-Subtenant, within thirty (30) days after the mutual execution and delivery of this Sub-Sublease, all of the applicable consents from Tenant and Landlord.

[signatures appear on the next page]

IN WITNESS WHEREOF, the parties have entered into this Sub-Sublease as of the date first written above.

SUB-SUBLANDLORD: BUSINESS ALLIANCE INSURANCE COMPANY, a California corporation

By:	/s/ Charles L. Crouch
Name:	Charles L. Crouch, III
Its:	SR VP & GENL COUNSEL

SUB-SUBTENANT: RESPONSYS, INC. a California corporation

By:	/s/ Chris Paul
Name:	Chris Paul
Its:	CFO

By:
Name:
Its:

EXHIBIT A

COPY OF SUBLEASE

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SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (“Sublease”) is made and entered into as of the 21st day of October, 2005 by and between THE GAP, INC., a Delaware corporation (“Sublandlord”), and BUSINESS ALLIANCE INSURANCE COMPANY, a California corporation (“Subtenant”), with reference to the following recitals of fact:

RECITALS

A. FRANCISCO BAY OFFICE PARK, a California limited partnership, as landlord (“Landlord”), and Sublandlord’s predecessor-in-interest, GPS MANAGEMENT SERVICES, INC., a California corporation, as tenant (“GPSMS”), entered into that certain Gap Standard Office Lease dated as of July 1, 1997 (“Master Lease”) whereby Landlord leased to GPSMS all of the space (the “Master Premises”) in the building located at 900 Cherry Avenue, San Bruno, California (the “Building”), as more particularly described in the Master Lease, upon the terms and conditions contained therein. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof.

B. GPSMS, as assignor, and Sublandlord, as assignee, entered into that certain Assignment and Assumption of Lease dated as of February 1, 2000 (“Assignment”), whereby GPSMS assigned its entire interest in the Master Lease to Sublandlord.

C. Sublandlord and Subtenant are desirous of entering into a sublease for that portion of the Master Premises consisting of a portion of the second (2nd) floor of the Building (the “Sublease Premises”) on the terms and conditions hereafter set forth as depicted on Exhibit B attached hereto and incorporated herein by this reference.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein.

2. Demise. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises (which the parties stipulate contain a total of 8,900 rentable square feet, as more particularly shown on Exhibit B attached hereto and made a part hereof), upon and subject to the terms, covenants and conditions hereinafter set forth. Subtenant shall also have the non-exclusive right in common with Sublandlord and all other tenants of the Building to use the common areas described in the definition of “Premises” in the Master Lease, subject to and in accordance with the terms and conditions set forth in the Master Lease (including without limitation the Rules and Regulations set forth on Exhibit C thereto) and this Sublease.

3. Lease Term. The term of this Sublease (“Term”) shall be for approximately eighty (80) months, commencing on November 15, 2005 (“Sublease Commencement Date”) and

ending, unless sooner terminated a s provided herein, on June 30, 2 012 (“Sublease Expiration Date”). Subtenant acknowledges and agrees that no option to renew or extend beyond the Sublease Expiration Date is granted by this Sublease, and that Sublandlord shall have no obligation to exercise the Option to Extend described in Section 2.4 of the Master Lease. If for any reason whatsoever Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the scheduled Sublease Commencement Date, Sublandlord shall not be liable for any loss or damage caused thereby or resulting therefrom, nor shall either party have a right to terminate this Sublease, but Subtenant shall not be liable for any Rent until such time as Sublandlord can and does offer to deliver possession of the Sublease Premises to Subtenant. Any delay in the Sublease Commencement Date beyond November 15, 2005 shall not extend the Term beyond June 30, 2012. By taking possession of the Sublease Premises, Subtenant shall have formally accepted the same and acknowledged that the Sublease Premises are in the condition called for under Section 9 of this Sublease.

4. Use. Notwithstanding the provisions of Fundamental Lease Provision (r) of the Master Lease, the Sublease Premises shall be used and occupied by Subtenant for general office, storage and distribution, and marketing uses only and for no other purpose without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s sole and absolute discretion. Subtenant’s use shall comply in all respects with the terms of the Master Lease, including without limitation, Article 5, of the Master Lease, and shall at all times be in full compliance with all Environmental Requirements (as defined and set forth in Section 30.11 of the Master Lease).

5. Subrental

(a) Base Rental. Beginning on November 15, 2005 (“Sublease Rent Commencement Date”) and each month thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord base rent (“Base Rental”) in the following amounts:

Period	Monthly Base Rental	Total Base Rental for Period	Monthly Rate Per Rentable Square Foot
November 15, 2005 through February 15, 2006
February 16, 2006 through October 31, 2006
November 1, 2006 through October 1, 2007
November 1, 2007 through October 31, 2008
November 1, 2008 through

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Period	Monthly Base Rental	Total Base Rental for Period	Monthly Rate Per Rentable Square Foot
October 31, 2009
November 1, 2009 through October 31, 2010
November 1, 2010 through October 31, 2011
November 1, 2011 through June 30, 2012

Base Rental and additional rent (including without limitation, late charges) shall hereinafter be collectively referred to as “Rent” Subtenant shall pay the first monthly installment of Base Rental upon the execution of this Sublease.

(b) Proration. If the Sublease Rent Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

(c) Additional Rent. Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting the cost and expense of all Additional Services (as defined in Section 10.2 of the Master Lease) incurred at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises, and all other additional expenses, costs and charges payable to Sublandlord or Landlord in connection with Subtenant’s use of the Sublease Premises.

(d) Operating Expenses and Taxes. Beginning with the expiration of the calendar year 2006 (“Base Year”) and thereafter during the Term of this Sublease, Subtenant shall pay to Sublandlord with each monthly payment of Base Rental as additional rent for this subletting an amount equal to 9.12% (“Subtenant’s Share”) of the excess Operating Expenses (as set forth in Article 4 of the Master Lease) for the Master Premises over the total amount of Operating Expenses for the Master Premises incurred by Sublandlord during the Base Year pursuant to the terms and conditions of the Master Lease. Subtenant’s Share is a percentage which reflects the ratio of the rentable square feet in the Sublease Premises to the rentable square feet in the Master Premises. Should Sublandlord provide Subtenant any services, utilities or other items the costs of which would be properly chargeable as Operating Expenses under the Master Lease, Sublandlord may recover such costs as Operating Expenses wider this Sublease to the extent Landlord could properly have included such costs in Operating Expenses (“Sublandlord-Incurred Expenses”). In the event Sublandlord seeks to recover such Sublandlord-Incurred Expenses, Sublandlord shall provide Subtenant with a reasonably detailed itemization of such Sublandlord-Incurred Expenses which itemizes such Sublandlord-Incurred Expenses separately from any detail of Operating Expenses incurred by Landlord and Subtenant shall pay all such Sublandlord-Incurred Expenses within ten (10) days of Subtenant’s receipt of the

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itemization. Should the Subtenant dispute any amounts charged on account of Operating Expense increases or Sublandlord-Incurred Expenses, Subtenant shall notify Sublandlord of said dispute in writing as soon as the dispute is noted.

(e) Payment of Rent. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first (1st) day of each and every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office at The Gap, Inc., 40 First Plaza, Albuquerque, New Mexico 87102, Attn: Real Estate Accounts Payable, or at such other place or to such agent and at such place as Sublandlord may designate by written notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein.

(f) Late Charge. If Subtenant (i) fails to pay any installment of Base Rental, Subtenant’s Share of the Operating Expenses Adjustment, or any other recurring charges (collectively, “Recurring Charges”), within five (5) days after receipt of written notice from Sublandlord that the same is due, or (ii) fails to pay any other amount for which Subtenant is obligated under this Sublease within ten (10) days after receipt of Sublandlord’s invoice, then, Subtenant shall pay to Sublandlord an additional late charge equal to five percent (5%) of the total amount payable; provided, however, that if Subtenant fails twice in any calendar year to pay any Recurring Charge on the date the same is due, no such prior written notice shall be necessary and the late charge shall automatically and without notice apply to each successive Recurring Charge not paid on the date due during such calendar year. Subtenant acknowledges that late payments will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sublandlord as a result of such late payment. Such late charge shall not be deemed a consent by Sublandlord to any late payment, nor a waiver of Sublandlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Sublandlord is entitled hereunder. In addition, all amounts payable by Subtenant to Sublandlord hereunder, exclusive of the late charge described above, if not paid when due, shall bear interest from the due date until paid at the Interest Rate (as defined in the Master Lease).

6. Security Deposit. Concurrently with the execution of this Sublease. Subtenant shall deposit with Sublandlord the sum of                                          (the “Deposit”) to be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease.

The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord’s damage in case of Subtenant’s default. If Subtenant defaults in the full and timely performance of any or all of Subtenant’s covenants and obligations set forth in this Sublease, and such default continues after the expiration of the applicable cure period, if any, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of the Deposit, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by

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Sublandlord resulting from Subtenant’s default. Subtenant shall immediately pay to Sublandlord in c ash within five (5) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant’s failure to immediately do so shall constitute a default under this Sublease. If Subtenant is not in default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublandlord shall return any remaining portion of the Deposit to Subtenant within forty-five (45) days after the expiration or earlier termination of this Sublease. Sublandlord’s obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord’s general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord’s general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

7. Signage. Subject to the terms of the Master Lease, including without limitation, the third paragraph of Article 21 thereof, and the provisions of this Section 7, at or about the Sublease Commencement Date, Sublandlord shall provide Subtenant space on the existing directory board in the main lobby of the Building, for Subtenant’s name at Subtenant’s sole cost and expense. Except for the foregoing, Subtenant shall have no right to maintain Subtenant identification signs in any other location in, on, or about the Sublease Premises, the Building or surrounding property owned by Landlord. A11 aspects of the signage of Subtenant permitted pursuant to this Section 7, including without limitation, the location, size, design, color and other physical aspects thereof, shall be subject to Landlord’s and Sublandlord’s prior written approval, which approval by Sublandlord shall not be unreasonably withheld, conditioned or delayed, and which approval by Landlord shall be in accordance with the third paragraph of Article 21 of the Master Lease. All signage shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant’s sole cost and expense. If Subtenant fails to maintain its signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant’s expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

8. Parking. Subject to the terms of the Master Lease, including without limitation, Article 6 of the Master Lease, Subtenant shall have the right, during the Term of this Sublease, to use up to 30 of the 325 parking spaces in the Parking Facility of the Building at no additional charge. All such parking privileges shall be on a non-assigned basis.

9. Condition of Premises: Alterations.

(a) Condition of Sublease Premises. Subject to the provisions of the Work Letter attached hereto as Exhibit C, Subtenant acknowledges that it is subleasing the Sublease Premises “as-is” and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant’s occupancy; provided, that Sublandlord shall deliver the Sublease Premises to Subtenant broom clean and free of Sublandlord’s personal property. Sublandlord shall perform improvements to the Sublease Premises in accordance with the Work Letter attached hereto as Exhibit C. Upon acceptance of the Premises, Subtenant shall

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be conclusively deemed to have accepted the Sublease Premises in the condition existing on the Sublease Commencement Date and to have waived all claims relating to the condition of the Sublease Premises.

(b) Alterations. Notwithstanding the provisions of Section 6.1 of the Master Lease, Subtenant shall not make or perform any Alterations or improvements in or to the Sublease Premises without Sublandlord’s and Landlord’s prior written consent. Sublandlord’s consent to any other proposed Alterations or improvements by Subtenant to the Sublease Premises shall not be unreasonably withheld or delayed, but it shall not be considered unreasonable for Sublandlord to withhold its consent even if Landlord has given its consent pursuant to the terms of the Master Lease. Landlord’s consent to Subtenant’s Alterations and improvements shall be governed by the terms and conditions set forth in the Master Lease.

Any such Alterations and improvements must be performed in accordance with the terms of the Master Lease, including Article 6 thereof, and in such manner as may be required to avoid causing or contributing to any labor disturbance, in accordance with plans and specifications as are approved in advance by Sublandlord, and subject to such other reasonable conditions as Sublandlord may impose thereon, including but not limited to: restricting the manner in which the work is to be performed so as to minimize any annoyance to or interference with the rights and operations of any other tenants or occupants of the Building; requiring Subtenant to provide builder’s risk, protective liability or other insurance; requiring a security deposit or additional security deposit from Subtenant; or requiring Subtenant to provide to Landlord and Sublandlord, at Subtenant’s sole cost and expense, lien and completion bonds to ensure Landlord and Sublandlord against any liability for or damage or loss from liens and to ensure completion of the work. The person selected by Subtenant to make any Alterations or improvements must be a reputable, duly licensed contractor and must first be approved in writing by Landlord and Sublandlord. If any work outside the Sublease Premises, or any work on or adjustment to any Building Systems is required in connection with or as a result of Subtenant’s work, such additional work shall be performed at Subtenant’s expense by contractors designated by Sublandlord. Sublandlord’s right to review and approve (or withhold approval of) Subtenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Subtenant is intended solely to protect Sublandlord, the Building and Sublandlord’s interests. No approval or consent by Sublandlord shall be deemed or construed to be a representation or warranty by Sublandlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable laws or other requirements.

Subtenant shall deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date or earlier termination of the Sublease in the condition required by the Master Lease and, notwithstanding any of the provisions of Article 6 of the Master Lease to the contrary, shall remove at Subtenant’s sole cost and expense any and all Alterations or other improvements made by Subtenant, if requested to do so by Sublandlord, and repair any damage caused by such removal. Any of Subtenant’s personal property not removed on or before the Sublease Expiration Date or earlier termination of this Sublease, shall, at the sole option of Sublandlord, automatically become the property of Sublandlord upon the Sublease Expiration Date or earlier termination of this Sublease, and thereafter Sublandlord may retain or dispose of in any manner the personal property not so removed without any liability whatsoever to Subtenant.

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10. Incorporation of Terms of Master Lease.

(a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease and except as set forth in subparagraph (vii) below, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease, and only insofar as they apply to the Sublease Premises and not to the other portions of the Master Premises under the Master Lease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

(b) For the purposes of incorporation herein, the terms of the Master. Lease are subject to the following additional modifications:

(i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Subtenant shall deliver such evidence, certificate or other matter or thing to Sublandlord at least five (5) business days prior to the date due to Landlord, and Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory in Sublandlord’s reasonable judgment.

(iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

(iv) Subtenant shall not be entitled to any allowances (design, construction, moving or any other allowances) granted to Tenant under the Master Lease.

(v) With respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days to perform its obligations under the Master Lease, except where a specific number of days is provided in this Sublease, Subtenant shall have (a) three (3) fewer days to perform obligations for which the Master Lease provides a period of less than fifteen (15) days and (b) seven (7) fewer days to perform obligations for which the Master Lease provides a period of fifteen (15) days or more, including, without limitation, curing any defaults.

(vi) To the extent the Master Lease has been incorporated herein, Sublandlord shall have the rights and benefits of the Landlord under the Master Lease,

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but Sublandlord (a) shall have no obligation to Subtenant to perform, the duties of Landlord under the Master Lease (including, without limitation, duties relating to the condition, maintenance, repair, rebuilding, restoration and security of the Sublease Premises or Building and compliance of the Sublease Premises with Applicable Laws), (b) shall have no liability whatsoever to Subtenant for, and does not herein make for the benefit of Subtenant any of, the representations, warranties, indemnities, releases or waivers of Landlord under the Master Lease, and (c) shall have no liability to Subtenant for Landlord’s negligence, willful misconduct or breach of or failure to perform any of Landlord’s duties under the Master Lease.

(vii) The following provisions of the Master Lease are specifically excluded and are not incorporated into and made a part of this Sublease: Fundamental Lease Provisions (a), (b), (d), (f), (i), (j), (k), (1), (m), (n), (a), (p), (s), (u), (v), (x), and (y); General Conditions D, E, G, I, and I; Article 1; Article 2; Sections 3.4, 4.4(g), 4.5, 5.1, 10.4, Article 11; Section 12.3(1)(C); Article 15; Article 16; Article 17; Sections 19.2 and 19.3; Section 20.2; the first, second and fourth paragraphs of Article 21; Articles 27, 28 and 29; Section 30.10; Articles 31 and 33; and Exhibits B, F, G, H, and J.

11. Subtenant’s Obligations; Subtenant Indemnification. Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant’s obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant expressly agrees that all of the indemnifications of Subtenant made pursuant to the Master Lease, including without limitation, the indemnification by Subtenant set forth in Section 12.2 ( Subtenant’s general indemnification) and Section 30.11(5) (Subtenant’s Environmental Losses indemnification) of the Master Lease, shall run to and be for the benefit of, the Landlord Parties (as defined in Section 30.11(5) of the Master Lease) and Sublandlord and its officers, directors, shareholders, employees and agents. In addition to the foregoing indemnification, Subtenant agrees to indemnify Sublandlord and its officers, directors, shareholders, employees and agents, and hold them harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of (i) Subtenant’s failure to perform, observe or pay any of Sublandlord’s obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant, and (ii) any breach of the terms of the Master Lease or this Sublease by Subtenant or any of Subtenant’s employees, agents, contractors, licensees, assignees, sublessees, transferees, representatives, guests, customers, or invitees. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. The provisions of the preceding three sentences shall survive the expiration or earlier termination of this Sublease.

Subtenant shall not do, nor permit to be done, any act, omission or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease, specifically including, without limitation, any act, omission or thing which would violate the terms of Section 30.11 of the Master Lease regarding the Tenant’s covenants and obligations with respect to Hazardous Materials and compliance with Environmental Requirements. Without in any way limiting the provisions of the Master Lease which are

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applicable to Subtenant, Subtenant hereby specifically agrees that no Hazardous Materials shall be installed, handled, generated, stored, disposed of, discharged, released, abated, removed, transported, or used or handled in any way in, on, or about the Sublease Premises by Subtenant or any Subtenant Party (the foregoing referred to in this subparagraph as “Handling by Subtenant”) without Sublandlord’s prior written consent, which consent may be granted or withheld in Sublandlord’s sole and absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, may be used in and stored at the Sublease Premises without Sublandlord’s prior written consent, provided that Subtenant’s activities at or about the Sublease Premises and the foregoing Handling by Subtenant of all Hazardous Materials shall comply at all time with all Environmental Requirements. Subtenant acknowledges and agrees that Subtenant’s violation of any of the foregoing provisions regarding the Handling by Subtenant of Hazardous Materials or a violation of any of the provisions of Section 30.11 of the Master Lease shall constitute a material default under the Sublease and shall give rise to all of Sublandlord’s rights and remedies under the Sublease and under applicable law.

            [illegible]                      Subtenant’s Initials

12. Sublandlord’s Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all utilities, services and repairs provided by Landlord to Sublandlord under the Master Lease with respect to the Sublease Premises. Subtenant shall look solely to Landlord for all such utilities, services and repairs, and shall not, under any circumstances, seek nor require Sublandlord to perform or provide any of such utilities, services or repairs, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord’s default under the Master Lease. Upon written notice from Subtenant to Sublandlord that Landlord has failed to provide or perform any utilities, services or repairs required of Landlord under the Master Lease, or other obligations of Landlord under the Master Lease which affect the use and enjoyment of the Sublease Premises by Subtenant, Sublandlord agrees to use commercially reasonable efforts to cause Landlord to cure or correct such failure as soon as reasonably practicable. Subtenant shall have no right to cure any default by Sublandlord under the Master Lease or this Sublease.

Unless Subtenant first obtains the written consent of Sublandlord (which shall not be unreasonably withheld or delayed), Subtenant shall not have the right to arrange directly with Landlord to perform any Alterations or improvements to the Sublease Premises, or to obtain any services, utilities or repairs, other than customary and routine services which currently arc being provided by Landlord to the Sublease Premises. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant, and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease. Subject to Sublandlord’s rights and remedies under the Master Lease, Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and

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additional rent payable by Sublandlord pursuant to the Master Lease and otherwise perform all of the material obligations of Sublandlord under the Master Lease to the extent that failure to perform the same would adversely affect Subtenant’s use or occupancy of the Sublease Premises.

13. Default by Subtenant.

(a) Each of the following shall be an “Event of Default” by Subtenant and a material breach of the provisions of this Sublease: if Subtenant (i) fails to pay in full any amounts owed under this Sublease on the date due and such failure continues for more than three (3) days past such due date, provided that if such failure is the first (1st) failure of the current calendar year, Subtenant shall be entitled to an additional grace period of five (5) days after written notice from Sublandlord; or (ii) fails to perform any other obligation, term, covenant or condition of this Sublease or of the Master Lease which pursuant to this Sublease is the obligation of the Subtenant, and such failure continues for more than thirty (30) days after receiving notice thereof from Sublandlord, or (iii) commits any act or omission, or allows to be committed any act or omission, which constitutes a breach of any of the terms, obligations, covenants or conditions under the Master Lease applicable to the Tenant or under this Sublease. Upon the occurrence of any Event of Default by Subtenant, Sublandlord may, at Sublandlord’s option without any further demand or notice, in addition to any other remedy or right, given hereunder or by law, do any of the following:

(i) Re-enter the Sublease Premises, take possession thereof, eject all persons therefrom using all necessary force to do so, and, with or without re-entry, declare this Sublease at an end, in which event Subtenant shall immediately pay Sublandlord a sum of money equal to the worth at the time of award of the aggregate of (1) the unpaid rent which had been earned at the time of termination, (2) the amount by which (i) the unpaid rent which would have been earned after termination until the time of award by the Court having jurisdiction thereof exceeds (ii) the amount of such rental loss that the Subtenant proves could have been reasonably avoided by Sublandlord, (3) the amount by which (i) the unpaid rent for the balance of the Term after the time of the award exceeds (ii) the amount of such rental loss that Subtenant proves could reasonably be avoided, and (4) all other amounts necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant’s default or which in the ordinary course of things would be likely to result therefrom, including actual or anticipated costs of releasing the Sublease Premises. The amounts covered by items (1) and (2) shall be computed by allowing interest at the Interest Rate described in the Master Lease. The worth at the time of award of the amount described in (3) shall be discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

(ii) In accordance with California Civil Code Section 1951.4 (or any successor statute), Subtenant acknowledges that this Sublease shall continue in effect for so long as Sublandlord does not elect to terminate the Sublease in accordance with item (i) above. Without termination of Subtenant’s right to possession of the Sublease Premises Landlord shall have the right to collect, by action or otherwise, each installment of Base Rental or other sum as the same becomes due and payable, which rent or other sum shall bear interest at the Interest Rate from the date when due until paid, or enforce,

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by action or otherwise, any other term or covenant of this Sublease or the Master Lease. Acts of Maintenance, preservation or efforts to lease the Sublease Premises, or the appointment of a receiver upon application of Sublandlord to protect Sublandlord’s interest under this Sublease, shall not constitute an election by Sublandlord to terminate Subtenant’s right to possession. In addition to its other rights under this Sublease, Sublandlord has the remedy described in California Civil Code Section 1951.4 (Sublandlord may continue the Sublease in effect after Subtenant’s breach and abandonment and recover Base Rental and other amounts as they become due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations).

(b) Sublandlord, when exercising any right of re-entry set forth above, may remove all Subtenant’s property from the Sublease Premises, and such property may be stored by Sublandlord in a public warehouse or elsewhere at the sole cost and for the account of Subtenant. If Sublandlord does not elect to store any or all of Subtenant’s property left in the Sublease Premises, Sublandlord may consider such property to be abandoned by Subtenant, and Sublandlord may thereupon dispose of such property in any manner deemed appropriate by Sublandlord. Any proceeds realized by Sublandlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Subtenant’s outstanding obligations to Sublandlord under this Sublease (and any balance remaining after satisfaction of all obligations of Subtenant under this Sublease shall be delivered to Subtenant). Notwithstanding any reletting by Sublandlord without termination of this Sublease allowed above and by law, Sublandlord may at any time thereafter elect to terminate this Sublease for any such previous breach. Sublandlord’s right of entry shall include the right to remodel the Sublease Premises and re-let the Sublease Premises. All costs incurred in such entry and re-letting shall be paid by Subtenant.

(c) If an Event of Default occurs, Sublandlord may perform such covenant or condition at its sole option. All costs incurred by Sublandlord in so performing shall immediately be reimbursed to Sublandlord by Subtenant.

(d) The rights and remedies of Sublandlord set forth herein are not exclusive, and Sublandlord may exercise any other right or remedy available to it under this Sublease, the Master Lease, at law, or in equity.

14. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant’s other obligations hereunder, subject to all applicable notice and cure provisions, Subtenant shall have the right to peaceably and quietly have, hold and enjoy the Sublease Premises as against Sublandlord and all persons claiming by, through or under Sublandlord.

15. Notices. Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant’s obligation to cure, within the period allowed to Sublandlord under the Master Lease (as modified in Section 10(b)(v) of this Sublease), even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord. Sublandlord shall forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default

11

received by Sublandlord in its capacity as Tenant under the Master Lease or from any governmental authorities which affects the Sublease Premises. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities which affect the Sublease Premises. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party, Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Sublandlord shall be sent to the attention of:

The Gap, Inc.

901 Cherry Avenue

San Bruno, CA 94066

Attn: Real Estate Law Dept.; Corporate Facilities

With a copy to:

The Gap, Inc.

901 Cherry Avenue

San Bruno, California 94066

Attn: Senior Director Corporate Facilities Management

Notices to Subtenant shall be sent to the attention of:

Business Alliance Insurance Company

900 Cherry Avenue, 2nd Floor

San Bruno, California 94066

Attn: Larry Chao

16. Broker. Sublandlord and Subtenant acknowledge that Cornish & Carey Commercial (“C&C”) represented. Sublandlord and Colliers International (“Colliers”) represented Subtenant in this transaction: Sublandlord shall pay all commissions due to C&C and Colliers pursuant to a separate agreement. Each party represents and warrants to the other that it has had no dealings with any other brokers, finders, or agents who might be entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Sublease other than C&C and Colliers. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

17. Consent of Landlord. Article 11 of the Master Lease requires Sublandlord to notify Landlord of its intention to enter into a Sublease and in some cases to obtain the prior consent of Landlord to a Sublease. Sublandlord shall notify Landlord of Sublandlord’s intent to enter into this Sublease and, if necessary, ask for Landlord’s consent to this Sublease, promptly following the full execution of this Sublease. Subtenant acknowledges that this Sublease will be of no force and effect in the event Landlord’s consent is required and Landlord does not consent to this Sublease.

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18. Termination of the Master Lease. If for any reason the term of the Master Lease shall terminate’ prior to the Sublease Expiration Date pursuant to the terms of the Master Lease existing as of the date of this Sublease, this Sublease shall automatically be terminated. Sublandlord shall not be liable to Subtenant by reason of such termination unless said termination shall have been caused by the default of Sublandlord under the Master Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder.

19. Assignment and Subletting.

(a) Subtenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, assign, sublease, encumber, pledge or otherwise transfer or hypothecate all or any part of the Sublease Premises or Subtenant’s interests in, to or under this Sublease (collectively, a “transfer”) without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in this Section 19, Sublandlord and Subtenant agree that it shall be deemed unreasonable for Sublandlord to withhold its consent to an assignment pursuant to which Subtenant’s proposed assignee (1) is a successor to Subtenant by merger or consolidation, (2) has a tangible net worth equal to or greater than Subtenant’s tangible net worth as of the date immediately preceding the effective date of such assignment and (3) acquires substantially all of the assets of Subtenant. Any such transfer by Subtenant without Sublandlord’s prior written consent shall be void and shall constitute a material Event of Default by Subtenant. Subtenant shall advise Sublandlord by written notice of (i) Subtenant’s intent to assign this Sublease or sublease all or a portion of the Sublease Premises, or make any other transfer, (ii) the name of the proposed assignee, sublessee or transferee and evidence reasonably satisfactory to Sublandlord that such proposed assignee, sublessee or transferee is comparable in reputation, stature and financial condition to tenants then leasing comparable space in Comparable Buildings (as defined in General Condition “B” of the Master Lease), and (iii) all of the material terms of the proposed assignment, sublease or transfer. Sublandlord shall, within thirty (30) days of receipt of such notice, and any additional information requested by Sublandlord concerning the proposed assignee’s, subtenant’s or transferee’s financial responsibility, elect one of the following:

(i) Consent to such proposed assignment, sublease or transfer; or

(ii) Refuse such consent, which refusal shall be on reasonable grounds that are set forthwith reasonable particularity in a written notice from Sublandlord to Subtenant.

(b) In the event that Subtenant requests Sublandlord’s consent to an assignment, sublease or other transfer under the provisions of this Section 19, Subtenant shall pay Sublandlord’s reasonable processing costs and reasonable attorneys’ fees incurred in giving such consent, including any amounts required to, be paid to Landlord in connection with same. Notwithstanding any permitted assignment, sublease, or other transfer, Subtenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Subtenant under the Sublease and for compliance with all obligations under the terms, provisions and covenants of the Sublease. In the event of any assignment, sublease, or other transfer, Subtenant agrees to pay to Sublandlord fifty percent (50%) of the amount by which all sums and other economic consideration payable to Subtenant in connection with the assignment, sublease

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or transfer exceed the Rent payable by Subtenant to Sublandlord under this Sublease (or a proportionate amount thereof are Presenting the portion of the Sublease Premises subject to the sublease, assignment or other transfer if less-than the entire Sublease Premises is affected).

(c) Sublandlord shall have the right to sell, encumber, transfer and/or assign any of its rights and obligations under this Sublease or the Master Lease.

(d) No consent by Sublandlord to any assignment, sublease or other transfer by Subtenant shall relieve Subtenant of any obligation to be performed by Subtenant under this Sublease, whether arising before or after the assignment, sublease or other transfer. The consent by Sublandlord to any assignment, sublease or other transfer shall not relieve Subtenant from the obligation to obtain Sublandlord’s express written consent to any other or further assignment, sublease or other transfer. The acceptance of rent by Sublandlord from a proposed assignee, sublessee or other transferee shall not constitute consent to such assignment, sublease or transfer.

(e) Any sale or other transfer, including by consolidation, merger or reorganization, resulting in transfer (in the aggregate) of a majority of the voting stock of Subtenant, if Subtenant is a corporation, or any sale or other transfer resulting in transfer (in the aggregate) of a majority of the partnership interests in Subtenant, if Subtenant is a partnership, shall be a transfer for purposes of this Section 19.

(f) Subtenant immediately and irrevocably assigns to Sublandlord, as security for Subtenant’s obligations under this Sublease, all rent and other payments and consideration from any subletting or any other transfers of the Sublease Premises and Sublandlord, as assignee and as attorney-in-fact for Subtenant for purposes hereof, or a receiver for Subtenant appointed on Sublandlord’s application, may collect such rents and other payments and consideration and apply the same toward Subtenant’s obligations under this Sublease, except that, until the occurrence of an Event of Default by Subtenant, Subtenant shall have the right and license to collect all such rents, payments and other consideration.

20. Subtenant Right of First Offer. Sublandlord grants to Subtenant a right of first offer (“Right of First Offer”) with respect to the space adjacent to the Premises identified as Suites B and F on Exhibit D attached hereto located on the second (2’) floor of the Building (the “Offer Premises”). Subtenant’s Right of First Offer shall be governed by the terms and conditions set forth in this Section 20. Subtenant’s Right of First Offer shall only be triggered in the event Sublandlord intends to offer to sublease or assign all or a portion of the Offer Premises to a third party who is unrelated to Sublandlord or any affiliate of Sublandlord. Sublandlord agrees that prior to entering into a sublease or assignment of all or a portion of the Offer Premises with any such third party, Sublandlord shall provide Subtenant with a written notice (“First Offer Notice”) stating (i) the portion of the Offer Premises being offered for sublease or assignment (the “First Offer Space”) and (ii) all of the material terms under which Sublandlord intends to offer the First Offer Space to other prospective subtenants or assignees. If Subtenant wishes to exercise Subtenant’s Right of First Offer with respect to the First Offer Space, Subtenant shall, within ten (10) days after delivery of the First Offer Notice to Subtenant, deliver written notice to Sublandlord of Subtenant’s intention to exercise its Right of First Offer with respect to all of the First Offer Space. If Subtenant rejects the offer set forth in the applicable

14

First Offer Notice or does not timely accept the offer, then Sublandlord shall thereafter be free to sublease or assign the First Offer Space to any third party.

If Subtenant is in default under this Sublease and such default continues after the expiration of the applicable cure period, if any, Subtenant shall have no rights under this Section 20, and Sublandlord shall have no obligation to deliver the First Offer Notice to Subtenant prior to subleasing or assigning the First Offer Space to another party. Subtenant shall have no Right of First Offer during the last twenty-four (24) months of the Term of this Sublease. The Right of First Offer shall be personal to the originally named Subtenant and shall be exercisable only by the originally named Subtenant. The originally named Subtenant may exercise the Right of First Offer only if that Subtenant occupies the entire Sublease Premises as of the date of the First Offer Notice.

If Subtenant timely and validly exercises the Right of First Offer, Sublandlord shall offer the First Offer Space for delivery to Subtenant on the commencement date set forth in the First Offer Notice, or on such other date agreed to by Subtenant and Sublandlord. Commencing on such date and continuing for the balance of the Term under this Sublease, the First Offer Space shall become part of the Sublease Premises under all of the terms and conditions set forth herein and in the First Offer Notice, so that the term “Sublease Premises” shall include the First Offer Space and Subtenant’s Share of the excess Operating Expenses as set forth herein shall be appropriately adjusted based on the rentable square footage of the First Offer Space as reasonably determined by Sublandlord. Unless otherwise specified in the First Offer Notice, the First Offer Space shall be subleased to Subtenant in its “as-is” condition and Sublandlord shall not be required to construct any improvements in, contribute any improvement allowance for, or provide any furniture or equipment with respect to, the First Offer Space. If Subtenant timely and validly exercises the Right of First Offer, Sublandlord and Subtenant shall, prior to Sublandlord’s delivery of the First Offer Space to Subtenant, execute a written amendment to this Sublease setting forth the specific terms and conditions relating to the addition of the First Offer Space based on the First Offer Notice, or if not specified therein, as otherwise provided in the amendment to this Sublease. Sublandlord shall have no obligation to deliver the First Offer Space to Subtenant unless and until Subtenant has executed such amendment in form and substance reasonably acceptable to Sublandlord’ and Sublandlord has received the consent of the Landlord to Subtenant’s lease of the First Offer Space, if required under the Master Lease.

21. Limitation of Estate. Subtenant’s estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, obligations, and payments made by Sublandlord under or required of Sublandlord b y the Master Lease with respect to the Sublease Premises from and after the Sublease Commencement Date. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord’s sole obligation in regard to its obligation under this Sublease shall be to use commercially reasonable efforts in pursuing the correction or cure by Landlord of Landlord’s breach.

22. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and

15

cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

23. Sublandlord’s Termination Right. Should Sublandlord elect to reoccupy the Sublease Premises, Sublandlord shall have the right to terminate this Sublease prior to the original Sublease Expiration Date, upon the terms and conditions of this Section 23. Such election shall be in good faith to reoccupy the Sublease Premises for Sublandlord’s own use. Such right to terminate may be exercised by Sublandlord giving Subtenant not less than twelve (12) months prior written notice of Sublandlord’s intention to terminate this Sublease, which written notice shall state the effective date of such termination (the “Early Termination Date”). The Early Termination Date shall in no event be earlier than July 31, 2008. In the event Sublandlord exercises its right to terminate this Sublease all of the rights, duties and obligations of the parties under this Sublease shall terminate and Subtenant shall have no further rights in and to the Sublease Premises on the Early Termination Date, subject to those provisions of this Sublease which expressly survive the expiration or earlier termination of this Sublease.

24. Insurance. Subtenant shall be obligated to procure each policy of insurance required under the terms of the Master Lease and each such policy of insurance shall name Sublandlord and Landlord, and, if specific names are supplied to Subtenant, their partners, directors, officers, property managers and mortgagees as additional insureds. All policies of insurance required of Subtenant shall be written as primary policies, not contributing with or supplemental to insurance Sublandlord may carry. The covenants, obligations and indemnities of Subtenant under this Sublease shall not be affected, reduced or diminished in any way due to the availability or adequacy of insurance proceeds. Prior to taking occupancy of the Sublease Premises, Subtenant shall, provide Sublandlord a certificate of insurance evidencing that the insurance required to be carried by Subtenant pursuant to the terms of the Master Lease is in full force and effect and the premiums therefor have been paid.

25. Approval or Consent. Wherever in this Sublease provision is made for the approval or consent of any party hereto, then, unless expressly provided otherwise, such approval or consent shall not be unreasonably withheld, delayed or conditioned. Unless otherwise expressly set forth in this Sublease, the party whose approval or consent has been requested shall notify the other party in writing of its approval or disapproval of such request within twenty (20) days after receipt of the request. If the party whose approval or consent has been requested fails to notify the other party of its approval or disapproval within twenty (20) days after receipt of the request and continues to fail to notify the other party of its approval or disapproval within ten (10) days after receipt of a copy of the original request and a notice containing verbatim the

16

following: “If you fail to respond to this request within ten (10) days of your receipt of this notice, your request shall automatically be deemed to have been approved in accordance with the Sublease”, then the request shall automatically be deemed to have been approved.

26. Disputes and Waiver of Right to Jury Trial.

(a) If either party brings an action against the outer to enforce or interpret the terms of this Sublease or otherwise arising out of or in connection with this Sublease, the prevailing party in such action shall be entitled to its costs of suit and reasonable attorney’s fees and costs. The term “prevailing party” means that party, as plaintiff or defendant, who substantially prevails against the other party. Notwithstanding the foregoing, if a written offer of compromise made by either party is not accepted by the other party within thirty (30) days after receipt and the party not accepting such offer fails to obtain a more favorable judgment, the non-accepting party shall not be entitled to recover its costs of suit and reasonable attorney’s fees and costs (even if it is the prevailing party) and shall be obligated to pay the costs of suit and reasonable attorney’s fees and costs incurred by the offering party.

(b) With respect to any legal action or litigation arising out of or in connection with this Sublease, the Parties hereby expressly waive any and all rights to a trial by jury. The parties acknowledge that the waiver of the right to a trial by jury is a substantial relinquishment of a known right and it is the intent of the parties that the court be the sole arbiter of any legal action. The parties and the parties’ agents expressly waive any claims, and shall not be awarded any Judgments, for consequential, special, punitive or similar-type damages.

[illegible]                     Subtenant’s Initial [illegible]                     Sublandlord Initial

27. Choice of Law. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California.

[signatures appear on the next page]

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IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

SUBLANDLORD:

THE GAP, INC. a Delaware corporation

By:	/s/ Ray Miolla
Name:	Ray Miolla
Its:	Associate General Counsel

SUBTENANT:

BUSINESS ALLIANCE INSURANCE COMPANY, a California corporation

By:	/s/ Larry Chao
Name:	Larry Chao
Its:	President

By:
Name:
Its:

***

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EXHIBIT A

COPY OF MASTER LEASE

[filed as Exhibit A to Exhibit 10.9 to this Registration Statement on Form S-1]

A-1

EXHIBIT B

DESCRIPTION OF SUBLEASE PREMISES

[follows this page]

B-1

EXHIBIT C

WORK LETTER

1. This Work Letter shall set forth the obligations of Sublandlord and Subtenant with respect to the improvements to be performed in the Sublease Premises for Subtenant’s use. All improvements described in this Work Letter to be constructed in and upon the Sublease Premises by Sublandlord are hereinafter referred to as the “Sublandlord Work.” It is agreed that construction of the Sublandlord Work will be completed a Subtenant’s sole cost and expense, subject to Paragraphs 6, 7 and 8 below. Sublandlord shall enter into a direct contract for the Sublandlord Work with a general contractor selected by Sublandlord. In addition, Sublandlord shall have the right to select and/or approve of any subcontractors used in connection with the Sublandlord Work.

2. Sublandlord shall be responsible, at Sublandlord’s sole cost and expense, for the preparation and submission to Subtenant of the final architectural, electrical and mechanical construction drawings, plans and specifications (called “Plans”) necessary to construct the Sublandlord Work, which plans shall be subject to approval by Subtenant. (The word “architect” as used in this Exhibit shall include an interior designer or space planner.)

3. If Sublandlord’s estimate and/or the actual cost of construction shall exceed the Allowance, Sublandlord, prior to commencing any construction of Sublandlord Work, shall submit to Subtenant a written estimate setting forth the anticipated cost of the Sublandlord Work, including but not limited to labor and materials, contractor’s fees and permit fees. Within two days thereafter, Subtenant shall either notify Sublandlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Sublandlord Work. If Subtenant notifies Sublandlord of such objections and desired changes, Subtenant shall work with Sublandlord to reach a mutually acceptable alternative cost estimate.

4. If Sublandlord’s estimate and/or the actual cost of construction (for which Subtenant is responsible) shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the “Excess Costs”), Subtenant shall pay to Sublandlord such Excess Costs, plus any applicable state sales or use tax thereon, upon demand. The statements of costs submitted to Sublandlord by Sublandlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Subtenant hereunder constitute Rent payable pursuant to the Sublease, and the failure to timely pay same constitutes an event of default under the Sublease.

5. Following approval of the Plans and the payment by Subtenant of the required portion of the Excess Costs, if any, Sublandlord shall cause the Sublandlord Work to be constructed substantially in accordance with the approved Plans. Sublandlord shall notify Subtenant of substantial completion of the Sublandlord Work. Sublandlord and Subtenant agree to cooperate with each other in order to enable the Sublandlord Work to be performed in a timely manner.

6. Sublandlord, provided Subtenant is not in default and subject to the provisions of Paragraph 7 below, agrees to provide Subtenant with an allowance (the “Allowance”) in an

C-1

amount not to                                          of the Sublease Premises) to be applied toward the cost of the Sublandlord Work in the Sublease Premises. If the Allowance shall not be sufficient to complete the Sublandlord Work, Subtenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 4 above. Any portion of the Allowance which exceeds the cost of the Sublandlord Work may be used by Subtenant in connection with the preparation of the Sublease Premises for Subtenant’s occupancy, including, without limitation, the installation of wiring and cabling and the purchase of fixtures or furniture for the Sublease Premises, Provided Subtenant is not in breach or default under the Sublease, Sublandlord shall reimburse Subtenant for such costs (up to the portion of the Allowance in excess of the cost of the Sublandlord Work) within thirty (30) days following written request for disbursement therefor delivered by Subtenant to Sublandlord, provided such written request shall include receipted invoices showing evidence of full payment therefor. Sublandlord shall be entitled to deduct from the Allowance a construction management fee for Sublandlord’s oversight of the Sublandlord Work in an amount equal to 5% of the total cost of the Sublandlord Work.

7. In order to repay the Allowance to Sublandlord, Subtenant shall pay to Sublandlord the amount of the Allowance used by Subtenant pursuant to the terms of this Work Letter plus interest calculated using the rate of seven percent (7%) per annum, in monthly installments over the Term of the Sublease through an increase in the monthly Base Rental for the Sublease Premises. The provisions hereof shall be self-operative, provided, however, Subtenant hereby agrees, at Sublandlord’s request, to execute an amendment to the Sublease setting forth the increased amount of monthly Base Rental as computed in accordance with this Paragraph.

8. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall be responsible for the portion of the costs of the Sublandlord Work relating to the following:

A. Installing a new or refinished lobby door to the Sublease Premises with new keyed lockset;

B. Installing new lobby floors;

C. Repainting the lobby;

D. Creating 3 offices from the existing two on the south side of the Sublease Premises;

E. Closing off the entrance to the South Video Conference Room;

F. Closing off the entrance to the Kitchen/Break Room from the Main Corridor;

G. Closing off the entrance to the existing Central Conference Room from the Main Corridor;

H. Installing Suite number signage

9. This Exhibit shall not be deemed applicable to any additional space added to the Sublease Premises at any time or from time to time, whether by any options under the Sublease or otherwise, unless expressly so provided in the Sublease or any amendment or supplement to the Sublease.

C-2

EXHIBIT D

OFFER PREMISES

[follows this page]

D-1

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (the “First Amendment”) is entered into as of October 30, 2006, by and between THE GAP, INC., a Delaware corporation (“Sublandlord”) and BUSINESS ALLIANCE INSURANCE COMPANY, a California corporation (“Subtenant”), with reference to the following facts:

A. Sublandlord and Subtenant are parties to that certain sublease dated as of October 21, 2005 (the “Sublease”), pursuant to which Sublandlord subleases to Subtenant space currently containing approximately 8,900 rentable square feet (the “Original Sublease Premises”) described as Suite No. “A” on the second (2nd) floor of the building located at 900 Cherry Avenue, San Bruno, California-(the “Building”).

B. Subtenant has requested that additional space containing approximately 1,646 rentable square feet described as Suite “F” on the second (2nd) floor of the Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Sublease be appropriately amended and Sublandlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are-hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. Expansion and Effective Date. Effective as of the later to occur of November 1, 2006 and the date that Sublandlord delivers possession of the Expansion Space to Sublandlord (such later date being referred to herein as the “Expansion Effective Date”), the Sublease Premises is increased to 10,546 rentable square feet on the second (2nd).floor- by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Sublease Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Sublease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Sublease Expiration Date. The Expansion Space is subject to all the terms and conditions of the Sublease except as expressly modified herein and except that Subtenant shall not be entitled to receive any allowances, abatements or other financial concessions of an inducement nature granted .with respect to the Original Sublease Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

2. Base Rental. In addition to Subtenant’s obligation to pay Base Rental for the Original Sublease Premises, Subtenant shall pay Sublandlord Base Rental for the Expansion Space as follows:

Months of Term or Period	Annual Rate Per Square Foot	Monthly Base Rent

1

All such Base Rent shall be payable by Subtenant in accordance with the terms of the Sublease.

3. Subtenant’s Share. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Subtenant’s Share will be increased to 10.76% to reflect the addition of the Expansion Space to the Original Sublease Premises.

4. Operating Expenses. For the period commencing with the Expansion Effective Date and ending on the Sublease Expiration Date, Subtenant shall pay for Subtenant’s Share of Operating Expenses, as Subtenant’s Share is increased pursuant to Section 4 above, in accordance with the terms of the Sublease.

5. Condition of Expansion Space. Subtenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Sublandlord to perform any alterations, repairs or improvements

6. Right of First Offer. As the Expansion Space consists of Suite “F” from and after the date of this First Amendment, the Right of First Offer set forth in Section 24 of the Sublease will apply only to Suite “B”.

7. Consent of Landlord. Subtenant acknowledges that this First Amendment will be of no force or effect if Landlord’s consent to this First Amendment is required and Landlord does not consent to this First Amendment. Sublandlord will promptly request Landlord’s consent to this First Amendment if such consent is required.

8. Miscellaneous.

(a) This First Amendment and the attached exhibits, which are hereby incorporated into and made a part of this First Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Sublease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provisions of the Sublease and this First Amendment, the provisions of this First Amendment shall govern and control.

(d) Submission of this First Amendment by Sublandlord is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Subtenant. Sublandlord shall not be bound by this First Amendment until Sublandlord has executed and delivered the same to Subtenant.

2

(e) The capitalized terms used in this First Amendment shall have the same definitions as set forth in the Sublease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.

(f) Subtenant hereby represents to Sublandlord that Subtenant has dealt with no broker in connection with this First Amendment. Subtenant agrees to indemnify and hold Sublandlord harmless from all claims of any broker claiming to have represented Subtenant in connection with this First Amendment. Sublandlord hereby represents to Subtenant that Sublandlord has dealt with no broker in connection with this First Amendment. Sublandlord agrees to indemnify and hold Subtenant harmless from all claims of any brokers claiming to have represented Sublandlord in connection with this First Amendment.

(g) Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this First Amendment as of the day and year first above written.

SUBLANDLORD:

THE GAP, INC., a Delaware corporation

By:

Name:

Title:

SUBTENANT:

BUSINESS ALLIANCE INSURANCE COMPANY, a California corporation

By:	/s/ Larry Chao

Name:	Larry Chao

Title:	President

3

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

1000 & 900 Cherry Avenue, San Bruno, California

900 Cherry Avenue Second Floor ±8,385 SF (Proposed)

1,646 SF
Suite F
1,319 SF
Suite E
1,817 SF
Suite D
2,013 SF
Suite C
1,590 SF
Suite B
Suite A

1

EXHIBIT B

DESCRIPTION OF SUB-SUBLEASE PREMISES

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1

2

EXHIBIT C

DESCRIPTION OF INITIAL TENANT IMPROVEMENTS

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EXHIBIT D

EXISTING FF&E

All existing furniture, including all filing cabinets, on the Sub-Sublease Premises as of the Commencement Date.